UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2019

Shengshi Elevator International Holding Group Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-213608	38-3995730
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

No.12, Yingtai Road, Dalang Street, Longhua District

ShenZhen, China

(Address of principal executive offices (zip code))

+86-18503010555

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

JUMPSTART OUR BUSINESS STARTUPS ACT

The Company qualifies as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act (the “JOBS Act”) as we do not have more than $1,070,000,000 in annual gross revenue and did not have such amount as of March 31, 2018 our last fiscal year. We are electing to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

We may lose our status as an emerging growth company on the last day of our fiscal year during which (i) our annual gross revenue exceeds $2,000,000,000 or (ii) we issue more than $2,000,000,000 in non-convertible debt in a three-year period. We will lose our status as an emerging growth company if at any time we are deemed to be a large accelerated filer. We will lose our status as an emerging growth company on the last day of our fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

As an emerging growth company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) and Section 14A(a) and (b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such sections are provided below:

Section 404(b) of the Sarbanes-Oxley Act requires a public company’s auditor to attest to, and report on, management’s assessment of its internal controls.

Sections 14A(a) and (b) of the Exchange Act, implemented by Section 951 of the Dodd-Frank Act, require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation.

As long as we qualify as an emerging growth company, we will not be required to comply with the requirements of Section 404(b) of the Sarbanes-Oxley Act and Section 14A(a) and (b) of the Exchange Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K or Form 8-K and other reports filed by us from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect the current view of our management with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) as they relate to our industry, our operations and results of operations, and any businesses that we may acquire. Should one or more of the events described in these risk factors materialize, or should our underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the U.S. federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results. The following discussion should be read in conjunction with our pro forma financial statements and the related notes that will be filed herein.

Item 1.01 Entry into Material Definitive Agreement

On September 30, 2019, Shengshi Elevator International Holding Group Inc. (the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) with Shengshi International Holdings Co., Ltd.  (“Shengshi International”), a Cayman Islands corporation. Under the Share Exchange Agreement, One Hundred Percent (100%) of the ownership interest of Shengshi International was exchanged for 600,000,000 shares of common stock of the Company. The former stockholders of Shengshi International acquired a majority of the issued and outstanding common stock as a result of the share exchange transaction.  The transaction has been accounted for as a recapitalization of the Company, whereby Shengshi International is the accounting acquirer.

Immediately after completion of such share exchange on October 1, 2019, the Company had a total of 603,970,000 issued and outstanding shares, with authorized share capital for common share of 1,000,000,000.

Consequently, the Company has ceased to fall under the definition of shell company as define in Rule 12b-2 under the Exchange Act of 1934, as amended (the “Exchange Act”) and Shengshi International is now a wholly owned subsidiary.

However there is no change of control in terms of directorship within the Company as the Company’s director also serves as a director of Shengshi International.

On September 5, 2019, the Company changed its name from Galem Group Inc. to Shengshi Elevator International Holding Group Inc.

On September 25, 2019, Mr. Jun Chen stepped down as the sole officer and director of the Company and Mr. Jin Xukai was appointed as the sole officer and director. On September 27, 2019, the Company increased its authorized shares of common stock to 1,000,000,000 and changed its fiscal year end to December 31.

Item 2.01 Completion of Acquisition or Disposition of Assets

As described in Item 1.01 above, on September 30, 2019, we acquired all the issued and outstanding shares of Shengshi International pursuant to the Share Exchange Agreement and Shengshi International became our wholly owned subsidiary. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Shengshi International is considered the acquirer for accounting and financial reporting purposes.

As a result of the acquisition of all the issued and outstanding shares of Shengshi International, we have now assumed Shengshi International’s business operations as our own.

FORM 10 DISCLOSURE

As mentioned in Item 1.01, on September 30, 2019, the Company effectively acquired Shengshi International in a Reverse Merger business combination transaction and of which the Company was a shell company prior to such acquisition is now entering into a business combination, other than a business combination with a shell company, as those terms are defined in Rule 12b-2 under the Exchange Act, according to Item 2.01(f) of Form 8-K, the registrant is required to disclose the information that would be required if the registrant were filing a general form for registration of securities under the Exchange Act on Form 10.

We hereby provide below information that would be included in a Form 10 registration statement.

Description of Business

Business overview

The Company is a US holding company incorporated in Nevada on March 31, 2016, which operates through the Company’s wholly owned subsidiary Shengshi International Holdings Co., Ltd.  (“Shengshi International”), a Cayman Islands corporation incorporated in October 19, 2018.

The following is the organization structure of Shengshi International Holdings Co., Ltd. along with ownership detail and its subsidiaries:

Shengshi International Holdings Co., Ltd. (the “Shengshi International”), was incorporated in the Cayman Islands on October 19, 2018. It is owned by four individuals and four entities. Mr. Jin Xukai, owning 10% share, is the executive director. Mr. Liu Yanyu, owning 4.2% share, Mr. Li Zhonglin, owning 4.5% share, Mr. Liubin, owning 4.33% share are the three directors. The following entities own the remaining shares of  Shengshi International: Shengshi Qianyuan Co., Ltd. ,founded on Oct., 12, 2018, whose director is Ms. Jiang Yanru , the ownership percentage  is 3.7%; Shengshi Xinguang Co., Ltd, founded on Oct.,10, 2018, whose director is Mr. Zhang Baozhu , the ownership percentage is s 15%; Shengshi Jinhong Co., Ltd , founded on Oct.,2, 2018, whose director is Ms. Zhang Lina, the ownership percentage is 38.27%; and  Shengshi Huading Co., Ltd., founded on Oct.,9, 2018, whose director is Li Ying, the ownership percentage is 20%.

Shengshi Shengshun (Hong Kong) Co., Ltd. (“Shengshi Hong Kong”), was established in Hong Kong Special Administrative Region of the People’s Republic of China (the “PRC”) on September 18, 2018. It is 100% owned by Shengshi International.

Shengshi Yinghe (Shenzhen) Technology Co. Ltd. (“Shengshi Yinghe”) was established as a wholly foreign owned enterprise on November 08, 2018 in Shenzhen City, Guangdong province, under the laws of the PRC. It is 100% owned by Shengshi Hong Kong.

Shenzhen Shengshi Elevator Co., Ltd. (“Shenzhen Shengshi”), was incorporated on April 2, 2014 registered in Shenzhen City, Guangdong province, under the laws of the PRC. The Company was established by Mr. Xukai Jin, the founder, president, chairman, chief designer, and the controlling shareholder. It is 100% owned by Shengshi Yinghe.

Shenzhen Shengshi focuses on elevator technology research and development, sales, maintenance and installation. The company’s flagship product is an elevator adopts the technical principle of the world’s first “An embedded open nut track lifting system” and represents a brand-new product direction and industrial innovation.

Sichuan Shengshi Elevator Technology Co., Ltd. (“Sichuan Shengshi”), was incorporated on July 13, 2018 registered in Chengdu city, Sichuan province, under the laws of the PRC, a wholly owned subsidiary of Shenzhen Shengshi. Sichuan Shengshi has the same business scope and offers similar products and services as the parent company.

The Company’s subsidiaries are summarized as follows:

Name of the subsidiary	Place and date of incorporation	Principal activities

Shengshi International Holding Co., Ltd.	Cayman Islands, October 19, 2018	Investment holding company

Shengshi Shengshun (Hong Kong) Co., Ltd.	Hong Kong, September 18, 2018	Investment holding company

Shengshi Yinghe (Shenzhen) Technology Co. Ltd.	PRC, November 8, 2018	Investment holding company

Shenzhen Shengshi Elevator Co., Ltd.	PRC, April 2, 2014	Elevator technology research and development, sales, maintenance and installation

Sichuan Shengshi Elevator Technology Co., Ltd.	PRC, July 13, 2018	Elevator technology research and development, sales, maintenance and installation

Business Overview

General

Our project is to research a new type of elevator to avoid accidents caused by traditional elevators. According to the “Global and China Elevator Industry Report, 2018-2022” report from ResearchAndMarkets.com, In 2017, a total of 793,000 new elevators were sold globally, a slight rise of 3% from a year earlier, thanks to the increased demand from Asia-Pacific and Europe, bringing global elevator ownership to estimated 14.5 million units. Globally, most elevators are produced and sold in Asia-Pacific region and China is the largest producer and consumer of elevators. World-renowned elevator brands have set up their either own companies or joint ventures in China, making the country a centre of global elevator production.

Generally speaking, the elevator market as a whole are greatly influenced by the property industry, but as the population ages, the influence of the existing buildings equipped with elevator has become an inevitable trend of social development, the market demand of international buildings equipped with total about 300 million units, domestic buildings equipped with elevator market demand total about 40 million units, the total global market demand in associated, gross domestic market demand of more than 20 trillion.

While China’s elevator is oriented to the incremental market, that is, the new buildings as the main market, for which the traditional elevators will compete fiercely, this project is mainly aimed at the existing market, such as a large number of old residential reconstruction, urban village/self-built houses, villas/duplex houses, etc.

With the continuous development of urbanization in the future, there should be more high-rise buildings in new towns and villages, and the proportion of elevators in all regions should also gradually increase.

According to the Chinese public data processing, the current new real estate around China is about 500,000 units; By 2021, it is expected to generate a market demand of 1.1 million commercial housing units (no more than 40 floors) (Qianzhan.com).

A brochure regarding the Company’s elevator’s is attached hereto as Exhibit 99.1.

Employees

As of September 30, 2019, we have fifty eight full time employees, including management. The Company has employment contracts with Jin Xukai, Zhang Baozhu, and Song Wanfeng. They are attached hereto as Exhibits.

Intellectual Property

The Company has the intellectual property listed in Exhibit 99.2.

Reports to Security Holders

You may read and copy any materials the Company files with the Commission in the Commission’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this report before deciding to invest in our common stock.

Risks Related to our Business

Limited Operating History

We have had limited recent operating history and minimal revenues or earnings from operations since inception and those were from a related party. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least for the foreseeable future. We can make no assurances that we will be able to effectuate our investment strategies or otherwise to generate sufficient revenue to continue operations.

During years ended December 31, 2018, the Company’s net revenue was $162,014. All of the Company’s sales were to two related parties, Beijing Shengshi Elevator Corporation Limited and Changsha Bandian Illumination Co., Ltd.

Our estimates of capital, personnel, equipment, and facilities required for our proposed operations are based on certain other existing businesses operating under projected business conditions and plans. We believe that our estimates are reasonable, but it is not possible to determine the accuracy of such estimates at this point. In formulating our business plan, we have relied on the judgment of our officers and directors and their experience in developing businesses. We can make no assurances that we will be able to obtain sufficient financing or implement successfully the business plan we have devised. Further, even with sufficient financing, there can be no assurance that we will be able to operate our business on a profitable basis. We can make no assurances that our projected business plan will be realized or that any of our assumptions will prove to be correct.

Negative Cash Flow

We expect to generate operating losses and experience negative cash flow for the immediate future and it is uncertain whether we will achieve future profitability. We expect to continue to incur operating losses until such time, if ever, as we are able to achieve sufficient levels of revenue from our investments and services rendered. Our ability to commence revenue operations and achieve profitability will depend upon revenue received primarily from investments or otherwise through services that we render. There can be no assurance that we will ever achieve profitability. Accordingly, the extent of future losses and the time required to achieve profitability, if ever, cannot be predicted at this point.

Dependence on Key Personnel

Our success will depend, in large part, on the skill, expertise, and acumen of Xukai Jin. There is no requirement that they allocate a specific amount of time to our Company. If they cease to participate in our Company’s activities for any reason, our Company’s ability to select attractive investments could be impaired severely. Our future success also depends on our ability to attract, train, retain, and motivate other highly qualified sales, technical, and managerial personnel. Competition for such personnel is intense and we may not be able to attract, train, retain, or motivate such persons in the future.

Limited Liability

Our Certificate of Incorporation and Bylaws generally provide that the liability of our officers and directors will be eliminated to the fullest extent allowed under law for their acts on behalf of our Company.

Uncertain Government Regulation

Our business will be subject to extensive regulation. There has been an active debate over the appropriate extent of regulation and oversight. In addition, we may be adversely affected as a result of new or revised legislation or regulations imposed by the Commission or other United States governmental regulatory authorities or self-regulatory organizations that supervise the markets. We also may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and self-regulatory organizations.

Competition

A number of our existing or potential competitors may have substantially greater financial, technical, and marketing resources, larger investor bases, greater name recognition, and more established relationships with their investors, and more established sources of deal flow and investment opportunities than we do. This may enable our competitors to: develop and expand their services and develop infrastructure more quickly and achieve greater scale and cost efficiencies; adapt more quickly to new or emerging markets and opportunities, strategies, techniques, technologies, and changing investor needs; take advantage of acquisitions and other market opportunities more readily; establish operations in new markets more rapidly; devote greater resources to the marketing and sale of their products and services; adopt more aggressive pricing policies; and provide clients with additional benefits at lower overall costs in order to gain market share. If our competitive advantages are not compelling or sustainable and we are not able to effectively compete with larger competitors, then we may not be able to increase or sustain cash flow.

Our Financial Performance Is Dependent on the Conditions of the Construction Industries.

The results of our commercial and industrial businesses, are influenced by a number of external factors including fluctuations in residential and commercial construction activity, regulatory changes, interest rates, labor costs, foreign currency exchange rates, customer attrition, raw material and energy costs, global credit market conditions, and other global and political factors, including trade policies. A slowdown in building and remodeling activity can adversely affect the financial performance of our company.

We Use a Variety of Raw Materials, Supplier-Provided Parts, Components, Sub-Systems and Contract Manufacturing Services in Our Businesses, and Significant Shortages, Supplier Capacity Constraints, Supplier Production Disruptions or Price Increases Could Increase Our Operating Costs and Adversely Impact the Competitive Positions of Our Products.

Our reliance on suppliers (including third-party manufacturing suppliers and logistics providers) and commodity markets to secure raw materials, parts, components and sub-systems used in our products exposes us to volatility in the prices and availability of these materials. In many instances, we depend upon a single source of supply, manufacturing, logistics support or assembly or participate in commodity markets that may be subject to allocations of limited supplies by suppliers. A disruption in deliveries from our suppliers, supplier capacity constraints, supplier production disruptions, supplier quality issues, closing or bankruptcy of our suppliers, price increases, or decreased availability of raw materials or commodities, could have a material adverse effect on our ability to meet our commitments to customers or increase our operating costs. We believe that our supply management and production practices are based on an appropriate balancing of the foreseeable risks and the costs of alternative practices. Nonetheless, price increases, supplier capacity constraints, supplier production disruptions or the unavailability of some raw materials may have a material adverse effect on our competitive position, results of operations, cash flows or financial condition.

We Design, Manufacture a Elevator system that Incorporate Advanced Technologies; The Introduction of New Products and Technologies Involves Risks and We May Not Realize the Degree or Timing of Benefits Initially Anticipated.

We seek to achieve growth through the design, development, production, sale and support of innovative elevator. that incorporate advanced technologies. The needs of our potential customers change and evolve regularly, and we invest substantial amounts in research and development efforts to pursue advancements in elevator technologies. Furthermore, our competitors, including our customers, may develop competing technologies which gain market acceptance in advance of or instead of our elevator. The possibility also exists that our competitors might develop new technologies or offerings that might cause our existing technologies and offerings to become obsolete. These conditions will effect our ability to continue as a going concern.

Economic Conditions

Our business will be materially affected by conditions in the financial markets and economic conditions or events in the United States and throughout the world that are outside our control, including, without limitation, changes in interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws (including laws relating to taxation), trade barriers, commodity prices, currency exchange rates, and controls and national and international political circumstances (including wars, terrorist acts, or security operations). These factors may affect the level and volatility of securities prices and the liquidity and the value of investments, and we may not be able to or may choose not to manage our exposure to these market conditions and/or other events. In the event of a market downturn, our businesses could be adversely affected in different ways.

Implications of Being an Emerging Growth Company

As a company with less than $2.0 billion in revenue during its last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

-	a requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis included in an initial public offering registration statement;

-	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;

-	an exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting;

-	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

-	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and

-	reduced disclosure about our executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of the Sarbanes Oxley Act, which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Exchange Act which require stockholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

-	the first fiscal year following the fifth anniversary of the filing of this Form 10;

-	the first fiscal year after our annual gross revenues are $2 billion or more;

-	the date on which we have, during the previous three-year period, issued more than $2 billion in non-convertible debt securities; or

-	as of the end of any fiscal year in which the market value of our Common Stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

Risks Related to the Market for our Stock

The OTC and share value

Our Common Stock trades over the counter, which may deprive stockholders of the full value of their shares. Our stock is quoted via the Over-The-Counter (“OTC”) Pink Sheets under the ticker symbol “SSDT”. Therefore, our Common Stock is expected to have fewer market makers, lower trading volumes, and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for our Common Stock.

Low market price

A low market price would severely limit the potential market for our Common Stock. Our Common Stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain Commission rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our Common Stock.

Lack of market and state blue sky laws

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws. The holders of our shares of Common Stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC, investors should consider any secondary market for our securities to be a limited one. We intend to seek coverage and publication of information regarding our Company in an accepted publication which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont, and Wisconsin.

Accordingly, our shares of Common Stock should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Penny stock regulations

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our Common Stock. The Commission has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our Common Stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our Common Stock will qualify for exemption from the Penny Stock Rule. In any event, even if our Common Stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest.

Rule 144 Risks

Sales of our Common Stock under Rule 144 could reduce the price of our stock. There are 603,970,000 issued and outstanding shares of our Common Stock held by affiliates that Rule 144 of the Securities Act defines as restricted securities.

These shares will be subject to the resale restrictions of Rule 144, should we hereinafter cease being deemed a “shell company”. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than 1.0% of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of Common Stock under Rule 144 could reduce prevailing market prices for our securities.

No audit or compensation committee

Because we do not have an audit or compensation committee, stockholders will have to rely on our entire Board of Directors, none of which are independent, to perform these functions. We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole. No members of our Board of Directors are independent directors. Thus, there is a potential conflict in that Board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Security laws exposure

We are subject to compliance with securities laws, which exposes us to potential liabilities, including potential rescission rights. We may offer to sell our shares of our Common Stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial pre-emption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which we have relied, we may become subject to significant fines and penalties imposed by the Commission and state securities agencies.

No cash dividends

Because we do not intend to pay any cash dividends on our Common Stock, our stockholders will not be able to receive a return on their shares unless they sell them. We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on shares of our Common Stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares of our Common Stock when desired.

Delayed adoption of accounting standards

We have delayed the adoption of certain accounting standards through an opt-in right for emerging growth companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Risks related to doing business in China

Changes in the political and economic policies of the PRC Government may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

Most of our operations are conducted in the PRC and substantially all our revenue is sourced from the PRC. Accordingly, our financial condition and results of operations are affected to a significant extent by economic, political and legal developments in the PRC.

The PRC economy differs from the economies of most developed countries in many respects, including the extent of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, regulating financial services and institutions and providing preferential treatment to particular industries or companies.

While the PRC economy has experienced significant growth in the past three decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall PRC economy, but may also have a negative effect on us. Our financial condition and results of operation could be materially and adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. In addition, the PRC government has implemented in the past certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity, which in turn could lead to a reduction in demand for our services and consequently have a material adverse effect on our businesses, financial condition and results of operations.

There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.

Most of our operations are conducted in the PRC, and are governed by PRC laws, rules and regulations. Our PRC subsidiaries are subject to laws, rules and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes. Unlike the common law system in the U.S., prior court decisions may be cited for reference, but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the nonbinding nature of such decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation.

Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered and could materially and adversely affect our business, financial condition and results of operations.

Foreign ownership of certain types of businesses is subject to restrictions under applicable PRC laws, rules and regulations. Although the structure we have adopted is consistent with industry practice, and is commonly adopted by comparable companies in China, the PRC government may not agree that these arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future.

It is uncertain whether any new PRC laws, rules or regulations relating to corporate structures will be adopted or if adopted, what they would provide. If we or any of our subsidiaries are found to be in violation of any existing or future PRC laws, rules or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including revoking the business and operating licenses of our PRC subsidiaries, requiring us to discontinue or restrict our operations, restricting our right to collect revenue, blocking one or more of our websites, requiring us to restructure our operations or taking other regulatory or enforcement actions against us. The imposition of any of these measures could result in a material adverse effect on our ability to conduct all or any portion of our business operations. In addition, it is unclear what impact the PRC government actions would have on us and on our ability to consolidate the financial results of any of our subsidiaries in our consolidated financial statements, if the PRC government authorities were to find our legal structure and contractual arrangements to be in violation of PRC laws, rules and regulations. If the imposition of any of these government actions causes us to lose our right to direct the activities of any of our material subsidiaries or otherwise separate from any of these entities and if we are not able to restructure our ownership structure and operations in a satisfactory manner, we would no longer be able to consolidate the financial results of our subsidiaries in our consolidated financial statements. Any of these events would have a material adverse effect on our business, financial condition and results of operations.

Any failure by our subsidiaries or their equity holders to perform their obligations under the contractual arrangements would have a material adverse effect on our business, financial condition and results of operations.

If our subsidiaries or their equity holders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. Although we have entered into call option agreements in relation to each variable interest entity, which provide that we may exercise an option to acquire, or nominate a person to acquire, ownership of the equity in that entity or, in some cases, its assets, to the extent permitted by applicable PRC laws, rules and regulations, the exercise of these call options is subject to the review and approval of the relevant PRC governmental authorities. We have also entered into equity pledge agreements with respect to each variable interest entity to secure certain obligations of such variable interest entity or its equity holders to us under the contractual arrangements. However, the enforcement of such agreements through arbitral or judicial agencies may be costly and time-consuming and will be subject to uncertainties in the PRC legal system. Moreover, our remedies under the equity pledge agreements are primarily intended to help us collect debts owed to us by the subsidiaries or the variable interest entity equity holders under the contractual arrangements and may not help us in acquiring the assets or equity of the subsidiaries.

In addition, although the terms of the contractual arrangements provide that they will be binding on the successors of the variable interest entity equity holders, as those successors are not a party to the agreements, it is uncertain whether the successors in case of the death, bankruptcy or divorce of a variable interest entity equity holder will be subject to or will be willing to honor the obligations of such variable interest entity equity holder under the contractual arrangements. If the relevant variable interest entity or its equity holder (or its successor), as applicable, fails to transfer the shares of the variable interest entity according to the respective call option agreement or equity pledge agreement, we would need to enforce our rights under the call option agreement or equity pledge agreement, which may be costly and time-consuming and may not be successful.

The contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration or court proceedings in China. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. Moreover, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a variable interest entity should be interpreted or enforced under PRC law, and as a result it may be difficult to predict how an arbitration panel or court would view such contractual arrangements. As a result, uncertainties in the PRC legal system could limit our ability to enforce the contractual arrangements. Under PRC law, if the losing parties fail to carry out the arbitration awards or court judgments within a prescribed time limit, the prevailing parties may only enforce the arbitration awards or court judgments in PRC courts, which would require additional expense and delay. If we cannot enforce the contractual arrangements, we may not be able to exert effective control over the subsidiaries, and our ability to conduct our business, as well as our financial condition and results of operations, may be materially and adversely affected.

We may lose the ability to use, or otherwise benefit from, the licenses, approvals and assets held by our subsidiaries, which could severely disrupt our business, render us unable to conduct some or all our business operations and constrain our growth.

Although the significant majority of our revenues are generated, and the significant majority of our operational assets are held, by our wholly-foreign owned enterprises, which are our subsidiaries, our subsidiaries hold licenses and approvals and assets that are necessary for our business operations, as well as equity interests in a series of our portfolio companies, to which foreign investments are typically restricted or prohibited under applicable PRC law. The contractual arrangements contain terms that specifically obligate variable interest entity equity holders to ensure the valid existence of the subsidiaries and restrict the disposal of material assets of the subsidiaries. However, in the event the variable interest entity equity holders breach the terms of these contractual arrangements and voluntarily liquidate our subsidiaries, or any of our subsidiaries declares bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to conduct some or all of our business operations or otherwise benefit from the assets held by the subsidiaries, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, if any of our subsidiaries undergoes a voluntary or involuntary liquidation proceeding, its equity holders or unrelated third-party creditors may claim rights to some or all the assets of such variable interest entity, thereby hindering our ability to operate our business as well as constrain our growth.

The equity holders, directors and executive officers of the subsidiaries, as well as our employees who execute other strategic initiatives may have potential conflicts of interests with the Company.

PRC laws provide that a director and an executive officer owes a fiduciary duty to the company he or she directs or manages. The directors and executive officers of the subsidiaries, including Xukai Jin, must act in good faith and in the best interests of the subsidiaries and must not use their respective positions for personal gain. As a director of our company, Mr. Jin has a duty of care and loyalty to our company and to our shareholders under Nevada law. We control our subsidiaries through contractual arrangements and the business and operations of our subsidiaries are closely integrated with the business and operations of our subsidiaries. Nonetheless, conflicts of interests for these individuals may arise due to dual roles both as directors and executive officers of the subsidiaries and as directors or employees of our Company, and may also arise due to dual roles both as variable interest entity equity holders and as directors or employees of our company.

We cannot assure you that these individuals will always act in the best interests of our Company should any conflicts of interest arise, or that any conflicts of interest will always be resolved in our favor. We also cannot assure you that these individuals will ensure that the subsidiaries will not breach the existing contractual arrangements. If we cannot resolve any such conflicts of interest or any related disputes, we would have to rely on legal proceedings to resolve these disputes and/or take enforcement action under the contractual arrangements. There is substantial uncertainty as to the outcome of any such legal proceedings. See “--Any failure by our subsidiaries or their equity holders to perform their obligations under the contractual arrangements would have a material and adverse effect on our business, financial condition and results of operations.”

We may incur material product liability claims, that could increase our costs and harm our financial condition and operation results.

It is possible that widespread product liability claims could increase our costs, and adversely affect our revenues and operating income. Moreover, liability claims arising from a serious adverse event may increase our costs through higher insurance premiums and deductibles, and may make it more difficult to secure adequate insurance coverage in the future. In addition, as we do not maintain product liability insurance, we will be responsible to cover future product liability claims, thereby requiring us to pay substantial monetary damages and adversely affecting our business. We haven’t had any incident that damages were reported and determined to be cause by our products.

Substantially all our assets are in the PRC, and substantially all our revenue comes from PRC sources. Accordingly, our results of operations, financial position and prospects are subject to a significant degree to the economic, political and legal developments of the PRC.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and our company.

Management’s discussion and analysis of financial condition and results of operation

The following discussion and analysis should be read in conjunction with our financial statements and related notes thereto.

Forward Looking Statements

The following information specifies certain forward-looking statements of the management of our Company. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information statement have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. We cannot guaranty that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements. Such forward-looking statements include statements regarding our anticipated financial and operating results, our liquidity, goals, and plans.

All forward-looking statements in this Form 10 are based on information available to us as of the date of this report, and we assume no obligation to update any forward-looking statements.

Overview

On the one hand, China’s elevators are oriented to the incremental market, that is, the new buildings are the main market. On the other hand, this project is mainly aimed at the existing market, such as a large number of old residential reconstruction, urban village/self-built houses, villas/duplex houses, etc. According to the market analysis, the future elevator increment market mainly has four kinds of sources: each place real estate development new building; the 6-7 floors in the new urbanization construction plan are mainly buildings currently without elevators; the affordable housing for newly built buildings with elevators; the national characterized small town newly built without planning the elevator in the building. With the continuous development of urbanization in the future, there should be more high-rise buildings in new towns and villages, and the proportion of elevators in all regions should also gradually increase.

According to the Chinese public data processing, the current new real estate around China is about 500,000 units. By 2021, it is expected to generate a market demand of 1.1 million commercial housing units (no more than 40 floors) (Qianzhan.com).

According to the outline of the 13th five-year plan, in the future, China’s housing market will be dominated by the government, building a housing supply system that provides basic security and satisfies multi-level demand mainly from the market, optimize the structure of housing supply and demand, steadily improve the housing level of residents, and better guarantee their housing. Cities such as Beijing are actively studying policies to improve housing security, including the inclusion of holders of residence permits in urban housing security, and making overall plans for low-income housing, shantytown renovation and supporting facilities.

Due to affordable housing for ordinary household, demand for elevator main elevator should increase by 36 million sets of affordable housing in the next five years. If the elevator needs according to the average 4 meter, a layer of floor are 30 floors, a detached wing is covered 120 units, according to the configuration 2 elevators, will produce 600,000 sets of housing market demand (no more than 40 stories), it will bring to the development of domestic elevator enterprises.

According to open data shows, at present, the country’s single housing, duplex room about 8 million, villa about 1.2 million, the number of elevator demand is about 9.2 million. Among ordinary residential buildings under 7 floors, there are about 3.6 million above the provincial capital, and about 4 million below the provincial capital, with single residence + ordinary residence (according to the average of 4 units per building), a total of about 40 million are needed for the conservation. In the future, there should be at least 10 years of market development space for the installation of elevators in old buildings, and the annual market demand will be no less than 3-4 million (calculated according to the annual average 10% demand release) when the installation of elevators in old buildings is fully started.

The service life of elevators in China is mostly 15-25 years. Due to the particularity of elevators, they are customized products. Therefore, the production, marketing and use of elevators are basically constant. According to the “regulations on safety supervision of special equipment” promulgated by the state council, “special equipment users shall discard the equipment in time if there are serious potential accidents, no renovation or maintenance value, or the equipment exceeds the service life stipulated in the safety technical specifications.” By the end of 2017, nearly 15% of the elevators were more than 10 years old, and it is expected to be nearly 25% in 2016, and the proportion should continue to rise. By the end of 2017, there were 5.63 million elevators in use in China. A total of 810,000 elevators were produced in 2017 and 850,000 are expected to be produced in 2018 (Qianzhan.com).

THE TECHNOLOGY

SSDT has developed a safer elevator that should not ever fall. Up to now, SSDT has obtained more than 100 international and domestic two-way patents.

There are six key advantages of our elevators:

1.	Never-falling: The Company believes that it has solved potential safety hazards such as crashes, uprush, gliding downward with door open and getting stuck inside the elevator.
2.	Capable of working in the event of power failures: Should any power failure take place, it can still work for 4-6 hours to ensure smooth traffic.
3.	Self-rescue while getting stuck inside the elevator: Capable of being manually operated and self-rescue is accessible when the elevator gets stuck.
4.	Escape from fires: It is designed to prevent against fire and smoke. Upon the occurrence of the fire, it can run normally within 15 minutes, which is conducive to timely evacuation and escape.
5.	Easy to install: No requirement for a foundation pit or a machine room, the same space can provide a larger lift car area, can be directly installed in the corridor.
6.	Remote automatic diagnosis: It will automatically diagnose, detect and eliminate potential hazards in advance, and ensure the stable operation of the elevator

SSDT committed itself to creating “the world’s first brand of safe elevator” based upon the Split Nut Track Linear Motion Pair technology.

Liquidity and Capital Resources

At December 31, 2018 we had $2,512,783 in current assets compared to $3,335,054 at December 31, 2017. Current liabilities at December 31, 2018 totalled $3,962,593 compared to $7,504,655 at December 31, 2017.

At June 30, 2019, we had $1,241,989 in current assets compared to $2,512,783 at December 31, 2018. Current liabilities at June 30, 2019 totalled $4,610,751 compared to $3,962,593 at December 31, 2018.

We have minimal revenues as of the date of this Form 10, and no substantial revenues are anticipated until we have implemented our full plan of operations.

Additionally, we will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. Our management will have to spend additional time on policies and procedures to make sure our Company is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act. This additional corporate governance time required of management could limit the amount of time management has to implement our business plan and may impede the speed of our operations.

Results of Operations

We generated revenue of $162,014 and $nil for the years ended December 31, 2018 and 2017 respectively. For the period ended December 31, 2018 our expenses were $5,325,286 compared to $2,728,446 for the year ended December 31, 2017. As a result, we have reported net loss of $5,559,452 for the year ended December 31, 2018 and $2,778,812 for the year ended December 31, 2017.

We generated revenue of $nil for the six months ended June 30, 2019 and 2018. For the six months ended June 30, 2019 our expenses were $2,046,867 compared to $1,827,172 for the six months ended June 30, 2018. As a result, we have reported net loss of $1,972,819 for the six months ended June 30, 2019 and $2,046,852 for the six months ended June 30, 2018.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors.

Critical Accounting Policies and Estimates

The SEC has defined a company’s critical accounting policies as the ones that are most important to the portrayal of the Company’s financial condition and results of operations and which require the Company to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, we have identified the critical accounting policies and judgments addressed below. We also have other key accounting policies that are significant to understanding our results. For additional information, see Note 1 - Summary of Significant Accounting Policies.

The following are deemed to be the most significant accounting policies affecting the Company.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company balances and transactions are eliminated on consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates. Significant items subject to such estimates and assumptions include valuation of inventory, and recoverability of carrying amount and the estimated useful lives of long-lived assets.

Accounts Receivable

Accounts receivables are stated at the amount the Company expect to collect. An allowance for doubtful accounts is recorded based on a combination of historical experience and information on customer accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company have historically experienced little, if any, uncollectible receivables to date.

Inventories

Shenzhen Shengshi carries no inventories as of December 31, 2018 and 2017.

Sichuan Shengshi values its inventories at the lower of cost or net realizable value.

Inventories consist of mainly raw materials that are to be used in the production of elevators.

Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, the inventories are written down to net realizable value. Any idle facility costs or excessive spoilage are recorded as current period charges.

Sichuan Shengshi had no impairment charges for the years ended December 31, 2018 and 2017.

Research and development expenditures

Research and development expenditures include salaries, wages and other costs of personnel engaged in research and development, costs of services performed by others for research and development on our behalf are expensed when incurred. The Company is currently in the early stage of elevator product development and incurs significant amount of research and development costs.

Property, plant and equipment, net

Shenzhen Shengshi’s property and equipment are recorded at cost less accumulated depreciation with no residual value.

Sichuan Shengshi’s property and equipment are recorded at cost less accumulated depreciation with 5% residual value. Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets:

Machinery and equipment	3-11 years
Structures	20 years
Furniture and office equipment	3-10 years
Motor vehicles	4-8 years

When office equipment and electronic devices are retired or otherwise disposed of, resulting gain or loss is included in net income or loss in the year of disposition for the difference between the net book value and proceeds received thereon. Maintenance and repairs which do not improve or extend the expected useful lives of the assets are charged to expenses as incurred.

Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful life of the asset or the remaining lease term. Depreciation for equipment commences once it is placed in service and depreciation for buildings and amortization of leasehold improvements commences once they are ready for our intended use.

Long-Lived Assets

Certain assets such as property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets that are held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount exceeds the fair value of the asset. No impairment was recognized for the years ended December 31, 2018 and 2017.

Revenue Recognition

The Company adopted ASC Topic 606, “Revenue from Contracts with Customers”, applying the modified retrospective method.

In accordance with ASC Topic 606, revenues are recognized when control of the promised goods or services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. In determining when and how much revenue is recognized from contracts with customers, the Company performs the following five-step analysis: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; (5) recognize revenue when (or as) the entity satisfies a performance obligation.

The Company’s contract with customers do not include significant financing component and any variable consideration.

The Company does not believe that significant management judgements are involved in revenue recognition, but the amount and timing of the Company’s revenues could be different for any period if management made different judgments or utilized different estimates. Generally, the Company recognizes revenue under ASC Topic 606 for its performance obligation.

The sales of elevators are derived principally from providing elevators to customers, the Company recognizes revenue upon the delivery of products to the customers, which is when the goods delivered to the users’ designated address and it is probable that the Company will collect the payments.

Fair Value Measurements

The Company’s financial instruments are accounted for at fair value on a recurring basis. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The three levels of the fair value hierarchy are described below:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no transfers between level 1, level 2 or level 3 measurements for the years ended December 31, 2018 and 2017.

As of December 31, 2018 and 2017, none of the Company’s nonfinancial assets or liabilities was measured at fair value on a nonrecurring basis.

The carrying values of the Company’s financial assets and liabilities, including cash and cash equivalents, accounts receivables, salary payable and accounts payable, are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available.

Loss Per Common Share

Basic net loss per share is calculated by dividing the net loss by the weighted – average number of common shares outstanding for the period, without consideration for Common Stock equivalents.

Employees

We currently have fifty-eight employees, one of whom is the officer and director. We anticipate hiring additional employees in the next twelve months. We anticipate hiring necessary personnel based on an as needed basis only on a per contract basis to be compensated directly from revenues. The Company has employment contracts with Jin Xukai, Zhang Baozhu, and Song Wanfeng. They are attached hereto as Exhibits.

Off-Balance Sheet Arrangements

During the years ended December 31, 2018 and December 31. 2017 we did not engage in any off-balance sheet arrangements as defined in item 303(a)(4) of the Commission’s Regulation S-K.

Properties

Our mailing address is No.12, Yingtai Road, Dalang Street, Longhua District, ShenZhen, China.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our voting securities following the completion of the Reverse Merger described in Items 1.01 of this report by (i) any person or group owning more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and (iv) all executive officers and directors as a group as of October 1, 2019.

Name	Number of Shares of Common Stock	Percentage
Jin Xukai	50,000,000	8.2%
All executives officers, directors, and beneficial ownership thereof as a group (1 person)	50,000,000	8.2%
Shengshi Xinguang Co., Ltd (Zhang Baozhu, control person)	75,000,000	12.4%
Shengshi Jinhong Co., Ltd (Zhang Lina, control person)	191,350,000	31.7%
Shengshi Huading Co., Ltd.(Li Ying, control person)	100,000,000	16.6%

There are no other officer or director 5 % shareholders.

Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 603,970,000 shares of common stock outstanding as of October 1, 2019.

The mailing address of the stockholders referenced in the chart above is No.12, Yingtai Road, Dalang Street, Longhua District, Shenzhen.

Directors and Executive Officers, Promoters and Control Persons

Mr. Xukai Jin was appointed Chairman of the Board and the sole officer and director.

Name	Age	Position(s)
Xukai Jin	46	CEO, CFO, Secretary, Treasurer, Director

Xukai, Jin, Chairman of the Board

Xukai, Jin, 46, is presently working as CEO in Shenzhen Shengshi Elevator Company Ltd. Shenzhen Shengshi Elevator Company Ltd., was founded in 2014, headquartered in Shenzhen, China, is a company with core technology through independent innovation, which has acquired many patent certificates and won several gold awards for international inventions. Mr. Jin was honored as one of the top ten Outstanding Young Migrant workers in China. He was 2008 Chinese space toilet inventor and champion of 2010 Chinese inventor grand challenge. He graduated from Meishan Taihe high school. He worked as a teacher in Chongqing University during 2000-2001. He founded Shenzhen Shengshi Elevator Company Ltd. in 2014 and lead the company from the beginning till now. His leadership as well as management skills are excellent and impressive. He has 178 personal inventions as well as 88 Domestic and international double patents.

Term of Office

Our director holds his position until the next annual meeting of shareholders and until his successor is elected and qualified by our shareholders, or until earlier death, retirement, resignation or removal.

Family Relationships

There are no family relationships between the Company and any of our current and proposed directors or executive officers.

Legal Proceedings Involving Directors and Executive Officers

During the past ten years no current or incoming director, executive officer, promoter or control person of the Company has been involved in the following:

(1) A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) ;

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. Engaging in any type of business practice; or

iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; Or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease and desist order, or removal or prohibition order; Or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; Or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation

The table below sets forth the positions and compensations for the sole officer and director of Shengshi Elevator International Holding Group Inc. for the year ended December 31, 2018 and 2017.

Position	Name of Directors	Year	Salary before tax	Bonus	All other compensation	Total

Chief Executive Officer	Xukai, Jin	2018	$49,254	None	None	$49,254
and Chairman		2017	$39,307	None	None	$39,307

We do not have an audit or compensation committee comprised of independent directors as our Company qualifies for an exemption from these requirements. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole.

All directors serve 1 yr. terms.

Amount due from related parties:

	June 30,	December 31,
	2019	2018

Sichuan Shengshi Elevator Corporation Limited (i)	$-	$830,684
Beijing Shengshi Elevator Corporation Limited (ii)	-	706,704
Former director of the Company (iii)	-	101,802
Amount due from related parties	$-	$1,639,190

Amount due to related parties:

	June 30,	December 31,
	2019	2018

Sichuan Shengshi Elevator Corporation Limited (i)	$4,400	$4,309
Beijing Shengshi Elevator Corporation Limited (ii)	2,168,822	-
Jin Xukai	478,532	1,685,514
Amount due to related parties	$2,651,664	$1,689,823

___________

(i)	Sichuan Shengshi Elevator Corporation Limited is held by Mr. Jin.

(ii)	Beijing Shengshi Elevator Corporation Limited is held by Mr. Jin.

(iii)	Jin Xueyuan is the former director of the Company.

Transactions with related persons, promoters and certain control persons

Related Party Transactions

As at December 31, 2018 and 2017, the Company had balances due from related parties of $1,639,190 and $1,765,997, respectively. As at December 31, 2018 and 2017, the Company had balances due to related parties of $1,689,823 and $4,711,979, respectively. These receivables and payables are due on demand, are non-interest bearing, and have no maturity date.

As of June 30, 2019, the total amount due from related parties was $nil and due to related parties was $2,651,664.

Corporate Governance

Director Independence

None of our directors qualified as an “independent director” under the rules of NASDAQ, Marketplace Rule 4200(a).

Nominating Committee

We do not presently have a nominating committee. Our Board of Directors currently acts as our nominating committee.

Audit Committee

We do not presently have an audit committee. Our Board of Directors currently acts as our nominating committee.

Legal Proceeding

None.

Market Price of and dividends on the registrant’s common equity and related shareholder matters

Market Information

Shengshi Elevator International Holding Group Inc. is currently listed under OTCQB tier of OTC markets, ticker symbol “SSDT.” The quotation of our common share does not assure a meaningful, consistent and liquid trading market currently exist. We cannot predict whether a more active market for our common share will develop in the future. In absence of an active trading market,

(1)	Investor may have difficulty buying or selling or obtaining market quotation,

(2)	Market visibility of our common share may be limited which may have a depressive effect on the market price for our common share.

As mentioned in Item 101, additional 600,000,000 restricted common shares were issued to the shareholders of Shengshi International upon reverse acquisition activity. All additional issued common shares of Shengshi Elevator International Holding Group Inc. is restricted from disposal for the lesser of 2 years from issuance, or one-year from the date of effectiveness hereof. No options or warrants to purchase, or securities convertible into, common equity of the registrant. None of above mentioned additional issuance of restricted common share are issued to qualified institutional buyer as defined under § 230.144A

Action Stock Transfer Corporation, 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121, 801-274-1088 is the registrar and transfer agent of our common share.

Holders

As of October 1, 2019, we had 603,970,000 shareholders of our common shares, including the shares held in street name by brokerage firm. The holders of common share are entitle to one vote for each share held for record on all matters submitted to a vote of shareholders. Holders of the common share have no pre-emptive rights and no right to convert their common share into any other securities. There are no redemption or sinking fund provisions applicable to the common share.

Only common shares were issued and outstanding at the time of reverse merger activity. The effect of the transaction is indicated under share issuance column.

Shareholder English Name	Director English Name(for the company)	Shares Issued (500M in Total)
Shengshi Qianyuan Co., Ltd.	Jiang Yanru	18,500,000
Shengshi Xinguang Co., Ltd	Zhang Baozhu	75,000,000
Shengshi Jinhong Co., Ltd	Zhang Lina	191,350,000
Shengshi Huading Co., Ltd.	Li Ying	100,000,000
Jin Xukai		50,000,000
Liu Yanyu		21,000,000
Liu Bin		21,650,000
Li Zhonglin		22,500,000

Dividends

We have not issued any dividends, and have no plans of paying cash dividends in the future.

Securities authorized for issuance under equity compensation plan

As of October 1, 2019, the Company has no securities authorized either previously approved or disapproved for issuance under equity compensation plan.

Penny Stock Regulations

Our shares of common stock are subject to the “penny stock” rules of the Securities Exchange Act of 1934 and various rules under this Act. In general terms, “penny stock” is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer’s net tangible assets or revenues. In the last case, the issuer’s net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer’s average revenues for each of the past three years must exceed $6,000,000.

Recent Sales of Unregistered Securities

On September 4, 2019, as a result of a private transactions, 3,000,000 shares of common stock (the “Shares”) of the Company, were transferred from Emiliya Galfinger to Jun Chen. As a result, Mr. Jun Chen became a 75.57% holder of the voting rights of the issued and outstanding share capital of the Company on a fully-diluted basis of the Company, and became the controlling shareholder. The consideration paid for the Shares was $300,000.

On September 30, 2019, we consummated the Share Exchange Agreement with Shengshi International, a Cayman company, and all the shareholders of Shengshi International to acquire all the issued and outstanding capital stock of Shengshi International in exchange for the issuance to the Shareholders an aggregate of 600,000,000 restricted shares of our common stock, which were issued on October 1, 2019.

Description of securities

The following is a summary description of our capital stock and certain provisions under the laws of the State of Nevada where the Company was incorporated. The following discussion is qualified in its entirety by reference to such exhibits.

General

We have authorized share capital of 1,000,000,000 with par value $0.001 per share. As at October 1, 2019, the Company has issued and outstanding 603,970,000 shares of common stock. No preference share has been authorized or issued by the Company.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of our common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share rateably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of our common stock, as such, have no conversion, pre-emptive or other subscription rights, and there are no redemption provisions applicable to the common stock.

Indemnification of Directors and Officers

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses. Article IX of our Bylaws provide that we may indemnify and advance litigation expenses to our directors, officers, employees and agents to the extent permitted by law, our Articles of Incorporation or our Bylaws, and shall indemnify and advance litigation expenses to our directors, officers, employees and agents to the extent required by law, our Articles of Incorporation or Bylaws. Our obligations of indemnification, if any, shall be conditioned on receiving prompt notice of the claim and the opportunity to settle and defend the claim. We may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was our director, officer, employee or agent.

Indemnification against Public Policy

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defence of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The effect of indemnification may be to limit the rights of the Company and the shareholders (through shareholders’ derivative suits on behalf of the Company) to recover monetary damages and expenses against a director for breach of fiduciary duty.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure made under Item 1.01 which is incorporated herein by reference.

Item 5.06 Change in Shell Company Status

Prior to the Share Exchange, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). As a result of the Share Exchange, we have ceased to be a shell company. The information contained in this Report constitutes the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statement of Business Acquired

The audited financial statements of Shengshi International as of December 31, 2018 and 2017 and unaudited financial statements of Shengshi International as for the six months ended June 30, 2019 are appended to this report beginning on page 20.

Shengshi International Holding Group Inc.

Financial Statements

Years Ended December 31, 2018 and 2017

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Shengshi International Holdings Co., Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Shengshi International Holdings Co., Ltd.(the “Company”) as of December 31, 2018 and 2017, and the related consolidated statements of operations and comprehensive loss, consolidated statements of changes in stockholders’ deficits and consolidated statements of cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of Shengshi International Holdings Co., Ltd. as of December 31, 2018 and 2017, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter - Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, although the Company has limited operations, it has not yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Yu Certified Public Accountant PC

We have served as the Company’s auditor since 2019.

New York, New York

September 2, 2019

Shengshi International Holding Co., Ltd.

Consolidated Balance Sheets

(Amounts in US$)

	December 31,	December 31,
	2018	2017

Assets
Current assets
Cash and cash equivalents	$177,566	$982,563
Accounts receivable, net	144,704	-
Due from related parties	1,639,190	1,765,997
Other receivables, net	181,674	548,737
Prepayments	351,185	37,757
Inventories	18,464	-
Total current assets	2,512,783	3,335,054
Non-current assets
Property, plant and equipment, net	719,277	108,603
Total non-current assets	719,277	108,603
Total assets	$3,232,060	$3,443,657

Liabilities and Equity
Current Liabilities
Accounts payable	42,084	822
Advanced payments from customers	1,469,067	929,230
Amount due to related parties	1,689,823	4,711,979
Loans from third parties	-	1,822,784
Accrued expenses and other liabilities	761,619	39,840
Total current liabilities	3,962,593	7,504,655
Total liabilities	3,962,593	7,504,655

Shareholders’ Deficit
Additional paid in capital	8,768,043	230,187
Retained deficit	(9,804,790)	(4,205,338)
Accumulated other comprehensive income (loss)	306,214	(85,847)
Total Shareholders’ Deficit	(730,533)	(4,060,998)
Total liabilities and shareholders’ deficit	$3,232,060	$3,443,657

See accompanying notes to the consolidated financial statements.

Shengshi International Holding Co., Ltd.

Consolidated Statements of Operation and Comprehensive Loss

(Amounts in US$)

	Year Ended	Year Ended
	December 31,	December 31,
	2018	2017
Net revenue
Product sales to related parties	$162,014	$-
Total net revenue	162,014	-

Cost of revenue
Cost of product sales – related parties	97,554	-
Total cost of revenue	97,554	-
Gross profit	64,460	-

Operating expenses:
Selling and marketing expenses	286,532	107,863
General and administrative expenses	3,519,928	1,581,005
Research and development expenses	1,518,826	1,039,578
Total operating expenses	5,325,286	2,728,446

Loss from Operations	(5,260,826)	(2,728,446)

Other expenses	338,626	50,366

Loss before income taxes	(5,599,452)	(2,778,812)
Income tax expense	-	-
Net loss	$(5,599,452)	$(2,778,812)
Other comprehensive income
Foreign currency translation gain (loss), net of nil income taxes	392,061	(184,973)
Comprehensive loss	$(5,207,391)	$(2,963,785)

See accompanying notes to the consolidated financial statements.

Shengshi International Holding Co., Ltd.

Consolidated Statements of Changes in Shareholders’ Deficits

(Amounts in US$)

	Additional paid in capital	Statutory reserves	Retained deficit	Accumulated other comprehensive income (loss)	Total Equity (deficit)
Balance, January 1, 2017	$123,853	$-	$(1,426,526)	$99,126	$1,203,547
Capital injection	106,334	-	-	-	106,334
Net loss	-	-	(2,778,812)	-	(2,778,812)
Foreign currency translation adjustment	-	-	-	(184,973)	(184,973)
Balance, January 1, 2018	$230,187	$-	$(4,205,338)	$(85,847)	$(4,060,998)
Capital injection	8,537,856				8,537,856
Net loss	-	-	(5,599,452)	-	(5,599,452)
Foreign currency translation adjustment	-	-	-	392,061	392,061
Balance, December 31, 2018	$8,768,043	$-	$(9,804,790)	$306,214	$(730,533)

See accompanying notes to the consolidated financial statements.

Shengshi International Holding Co., Ltd.

Consolidated Statements of Cash Flows

(Amounts in US$)

	Year Ended	Year Ended
	December 31,	December 31,
	2018	2017
Cash Flows From Operating Activities
Net loss	$(5,599,452)	$(2,778,812)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	67,881	24,943
Provision for allowance for doubtful accounts	97,982	15,726
Changes in operating assets and liabilities:
Accounts receivable	(151,226)	64,625
Other receivables	193,577	(381,541)
Prepayments	(328,009)	(36,370)
Amounts due from related parties	34,033	(1,701,137)
Inventories	(19,199)	-
Accounts payable	42,951	(2,952)
Advanced payments from customers	612,822	895,102
Other taxes payable	(11,488)	15,350
Accrued expenses and other current liabilities	633,173	(164,226)
Net cash used in operating activities	(4,426,955)	(4,049,292)

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(576,581)	(104,363)
Loans repaid by third parties	60,491	-
Loans to third parties	-	(162,770)
Net cash used in investing activities	(516,090)	(267,133)

Cash Flows From Financing Activities
Repayment of short term loan	(1,260)	(7,994)
Loans from related parties	1,535,480	4,049,743
Repayment of loans to related parties	(4,417,047)	(85,059)
Capital injection from shareholders	8,537,856	106,334
Borrowings repaid to third parties	(1,794,447)	-
Borrowings from third parties	-	1,200,941
Net cash provided by financing activities	3,860,582	5,263,965

Effect of exchange rate fluctuation on cash and cash equivalents	277,466	33,378

Net (decrease) increase in cash and cash equivalents	(804,997)	980,918
Cash and cash equivalents, beginning of year	982,563	1,645
Cash and cash equivalents, end of year	$177,566	$982,563

Supplemental disclosure information:
Cash paid for income tax expense	$-	$-
Cash paid for interest expense	$370,163	$47,155

See accompanying notes to the consolidated financial statements.

Shengshi International Holding Co., Ltd.

Notes to Consolidated Financial Statements

(Amounts in US$ unless otherwise noted)

NOTE 1. DESCRIPTION OF BUSINESS AND ORGANIZATION

Shengshi International Holding Co., Ltd. (the “Company” or “Shengshi International”), was incorporated in the Cayman Islands on October 19, 2018.

Shengshi Shengshun (Hong Kong) Co., Ltd. (“Shengshi Hong Kong”), was established in Hong Kong Special Administrative Region of the People’s Republic of China (the “PRC”) on September 18, 2018.

Shengshi Yinghe (Shenzhen) Technology Co. Ltd. was established as a wholly foreign owned enterprise on November 08, 2018 in Shenzhen City, Guangdong province, under the laws of the PRC.

Shenzhen Shengshi Elevator Co., Ltd. (“Shenzhen Shengshi”), was incorporated on April 2, 2014 registered in Shenzhen City, Guangdong province, under the laws of the PRC. The Company was established by Mr. Xukai Jin, the founder, president, chairman, chief designer, and the controlling shareholder.

Shenzhen Shengshi focuses on elevator technology research and development, sales, maintenance and installation. The company’s flagship product is an elevator adopts the technical principle of the world’s first “An embedded open nut track lifting system” and represents a brand-new product direction and industrial innovation.

Sichuan Shengshi Elevator Technology Co., Ltd. (“Sichuan Shengshi”), was incorporated on July 13, 2018 registered in Chengdu city, Sichuan province, under the laws of the PRC, a wholly owned subsidiary of Shenzhen Shengshi. Sichuan Shengshi has the same business scope and offers similar products and services as the parent company.

The Company’s subsidiaries are summarized as follows:

Name of the subsidiary	Place and date of incorporation	Principal activities

Shengshi International Holding Co., Ltd.	Cayman Islands,	Investment holding company
October 19, 2018

Shengshi Shengshun (Hong Kong) Co., Ltd.	Hong Kong, September 18, 2019	Investment holding company

Shengshi Yinghe (Shenzhen) Technology Co. Ltd.	PRC, November 8, 2018	Investment holding company

Shenzhen Shengshi Elevator Co., Ltd.	PRC, April 2, 2014	Elevator technology research and development, sales, maintenance and installation

Sichuan Shengshi Elevator Technology Co., Ltd.	PRC, July 13, 2018	Elevator technology research and development, sales, maintenance and installation

NOTE 2. GOING CONCERN

As of December 31, 2018, the Company had $177,566 in cash and cash equivalents. The Company has net loss and negative cash flow for the year ended December 31, 2018. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s principal sources of liquidity have been cash provided by operating activities, as well as support from related parties. The Company’s operating results for future periods are subject to numerous uncertainties and it is uncertain if the Company will be able to maintain profitability and continue growth for the foreseeable future. If management is not able to increase revenue and/or manage operating expenses in line with revenue forecasts, the company may not be able to maintain profitability.

The Company will focus on improving operation efficiency and cost reduction, developing core cash-generating business and enhancing marketing function. Actions include developing more customers, as well as create synergy of the Company’s resources.

The Company believes that available cash and cash equivalents, the cash provided by operating activities, together with actions as developing more customers and create synergy of the Company’s resources, should enable the Company to meet presently anticipated cash needs for at least the next 12 months after the date that the financial statements are issued and the Company has prepared the consolidated financial statements on a going concern basis. If the Company encounters unforeseen circumstances that place constraints on its capital resources, management will be required to take various measures to conserve liquidity, which could include, but not necessarily be limited to, obtaining financial support from related parties and controlling overhead expenses. Management cannot provide any assurance that the Company will raise additional capital if needed.

NOTE 3. SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of preparation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied.

b.	Principles of consolidation

The consolidated financial statements include the financial statements of the Company, and its subsidiaries. All inter-company transactions and balances have been eliminated upon consolidation.

c.	Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates. Significant items subject to such estimates and assumptions include valuation of inventory, and recoverability of carrying amount and the estimated useful lives of long-lived assets.

d.	Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, cash in bank with no restrictions, as well as highly liquid investments which are unrestricted as to withdrawal or use, and which have remaining maturities of three months or less when initially purchased.

e.	Accounts receivable

Accounts receivables are stated at the amount the Company expect to collect. An allowance for doubtful accounts is recorded based on a combination of historical experience and information on customer accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company have historically experienced little, if any, uncollectible receivables to date.

f.	Inventory

Shenzhen Shengshi carries no inventories as of December 31, 2018 and 2017.

Sichuan Shengshi values its inventories at the lower of cost or net realizable value.

Inventories consist of mainly raw materials that are to be used in the production of elevators.

Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, the inventories are written down to net realizable value. Any idle facility costs or excessive spoilage are recorded as current period charges.

Sichuan Shengshi had no impairment charges for the years ended December 31, 2018 and 2017.

g.	Research and development expenditures

Research and development expenditures include salaries, wages and other costs of personnel engaged in research and development, costs of services performed by others for research and development on our behalf are expensed when incurred. The Company is currently in the early stage of elevator product development and incurs significant amount of research and development costs.

h.	Property, plant and equipment, net

Shenzhen Shengshi’s property and equipment are recorded at cost less accumulated depreciation with no residual value.

Sichuan Shengshi’s property and equipment are recorded at cost less accumulated depreciation with 5% residual value. Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets:

Machinery and equipment	3-11 years
Structures	20 years
Furniture and office equipment	3-10 years
Motor vehicles	4-8 years

When office equipment and electronic devices are retired or otherwise disposed of, resulting gain or loss is included in net income or loss in the year of disposition for the difference between the net book value and proceeds received thereon. Maintenance and repairs which do not improve or extend the expected useful lives of the assets are charged to expenses as incurred.

Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful life of the asset or the remaining lease term. Depreciation for equipment commences once it is placed in service and depreciation for buildings and amortization of leasehold improvements commences once they are ready for our intended use.

i.	Long-Lived Assets

Certain assets such as property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets that are held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount exceeds the fair value of the asset. No impairment was recognized for the years ended December 31, 2018 and 2017.

j.	Revenue recognition

The Company adopted ASC Topic 606, “Revenue from Contracts with Customers”, applying the modified retrospective method.

In accordance with ASC Topic 606, revenues are recognized when control of the promised goods or services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. In determining when and how much revenue is recognized from contracts with customers, the Company performs the following five-step analysis: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; (5) recognize revenue when (or as) the entity satisfies a performance obligation.

The Company’s contract with customers do not include significant financing component and any variable consideration.

The Company does not believe that significant management judgements are involved in revenue recognition, but the amount and timing of the Company’s revenues could be different for any period if management made different judgments or utilized different estimates. Generally, the Company recognizes revenue under ASC Topic 606 for its performance obligation.

The sales of elevators are derived principally from providing elevators to customers, the Company recognizes revenue upon the delivery of products to the customers, which is when the goods delivered to the users’ designated address and it is probable that the Company will collect the payments.

k.	Advertising, Sales and Marketing Costs

Advertising, sales and marketing costs consist primarily of costs for the promotion of corporate image and product marketing. The Company expensed all marketing and advertising costs as incurred.

l.	Income taxes

The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, the provision for income taxes represents income taxes paid or payable (or received or receivable) for the current year plus the change in deferred taxes during the year. Deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid, and result from differences between the financial and tax bases of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when enacted.

Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. In evaluating the need for a valuation allowance, management considers all potential sources of taxable income, including income available in carryback periods, future reversals of taxable temporary differences, projections of taxable income, and income from tax planning strategies, as well as all available positive and negative evidence. Positive evidence includes factors such as a history of profitable operations, projections of future profitability within the carryforward period, including from tax planning strategies, and the Company’s experience with similar operations. Existing favorable contracts and the ability to sell products into established markets are additional positive evidence. Negative evidence includes items such as cumulative losses, projections of future losses, or carryforward periods that are not long enough to allow for the utilization of a deferred tax asset based on existing projections of income. Deferred tax assets for which no valuation allowance is recorded may not be realized upon changes in facts and circumstances, resulting in a future charge to establish a valuation allowance.

Tax benefits related to uncertain tax positions taken or expected to be taken on a tax return are recorded when such benefits meet a more likely than not threshold. Otherwise, these tax benefits are recorded when a tax position has been effectively settled, which means that the statute of limitation has expired or the appropriate taxing authority has completed their examination even though the statute of limitations remains open. Interest and penalties related to uncertain tax positions are recognized as part of the provision for income taxes and are accrued beginning in the period that such interest and penalties would be applicable under relevant tax law until such time that the related tax benefits are recognized.

m.	Value added taxes (“VAT”)

Before May 1, 2018, the Company was subject to VAT at the rate of 17% on sales of its products. The PRC government has announced VAT reduction and tax rate of product sales has been adjusted to 16% from 17%, which was effected in May 2018. Therefore, on and after May 1, 2018, sales for certain products that applied 17% tax rate before May 1, 2018 applied 16% tax rate after May 1, 2018, the Company is subject to VAT at the rate of 16% on sales of its products. The Company is also subject to surcharges, which includes urban maintenance and construction taxes and additional education fees on VAT payable in accordance with PRC law. For the year ended December 31, 2018, the Company’s product sales revenues are subject to VAT rates of 17% before May 1, 2018 and subject to VAT rates of 16% after May 1, 2018, after deducting the VAT paid for the purchased from suppliers and VAT paid for machinery and equipment. For the year ended December 31, 2017, the Company’s product sales revenues were subject to VAT at a reduced rate of 3% due to company qualifying as a small-scale trading enterprise who operates without sophisticated business, accounting and auditing systems and has annual sale less than RMB 800,000. The surcharges are at the rate of 12% of the VAT payable, depending on which tax jurisdiction the Company’s PRC operating entities operate in.

n.	Related parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

o.	Foreign currency transactions and translations

An entity’s functional currency is the currency of the primary economic environment in which it operates, normally that is the currency of the environment in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements. The functional currency of the Company is the Renminbi (“RMB’), and PRC is the primary economic environment in which the Company operates. The reporting currency of these combined financial statements is the United States dollar (“US Dollars” or “$”).

For financial reporting purposes, the financial statements of the Company, which are prepared using the RMB, are translated into the Company’s reporting currency, the United States Dollar. Assets and liabilities are translated using the exchange rate at each balance sheet date. Revenue and expenses are translated using average rates prevailing during each reporting period, and shareholders’ equity is translated at historical exchange rates. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income (loss) in stockholders’ equity.

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. The resulting exchange differences are included in the determination of net loss of the consolidated financial statements for the respective periods.

The exchange rates used for foreign currency translation were as follows (US Dollars $1 = RMB):

	Year End	Average
12/31/2018	6.8761	6.6126
12/31/2017	6.5098	6.7580
12/31/2016	6.9437	6.6430

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

p.	Comprehensive Income

Comprehensive income is defined as the change in equity of the Company during a period from transactions and other events and circumstances excluding those resulting from investments by and distributions to shareholders. Accumulated other comprehensive income (loss), as presented on the accompanying consolidated balance sheets, only consists of cumulative foreign currency translation adjustment.

q.	Fair Value Measurements

The Company’s financial instruments are accounted for at fair value on a recurring basis. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The three levels of the fair value hierarchy are described below:

☐	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

☐	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

☐	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no transfers between level 1, level 2 or level 3 measurements for the years ended December 31, 2018 and 2017.

As of December 31, 2018 and 2017, none of the Company’s nonfinancial assets or liabilities was measured at fair value on a nonrecurring basis.

The carrying values of the Company’s financial assets and liabilities, including cash and cash equivalents, accounts receivables, salary payable and accounts payable, are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available.

NOTE 4. SIGNIFICANT RISKS

Foreign currency risk

The Company’s operations are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment, and foreign currency exchange. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC, and by changes in governmental policies or interpretations with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Credit risk

Credit risk is one of the most significant risks for the Company’s business. Credit risk exposures arise principally in lending activities which is an off-balance sheet financial instrument.

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivables. The Company places its cash and cash equivalents with financial institutions, which management believes are of high-credit ratings and quality.

The Company conducts credit evaluations of customers and generally does not require collateral or other security from its customers.

Concentration risk

Under PRC regulations, each bank account is insured by People’s bank of China with the maximum amount of RMB 500,000 (approximately US$72,716). The cash and cash equivalents balance held in the PRC bank accounts was $177,566 and $982,563 as of December 31, 2018 and 2017, respectively.

For the years ended December 31, 2018 and 2017, all of the Company’s assets were located in the PRC and all of the Company’s revenues were derived from the PRC.

For the year ended December 31, 2018, two customers accounted for 54% and 46% of the Company’s total net revenue, respectively.

Customers with accounts receivable balances over 10% of the Company’s total net accounts receivable:

	December 31,	December 31,
	2018	2017

Customer A	60%	-
Customer B	40%	-

NOTE 5. ACCOUNTS RECEIVABLE, NET

	December 31,	December 31,
	2018	2017

Accounts receivable	$145,431	$-
Allowance	(727)	-
Accounts receivable, net	$144,704	$-

All of the accounts receivable are non-interest bearing. Based on the assessment of the collectability of the accounts receivable as of December 31, 2018 and 2017, the Company provided $727 and $nil allowance as of December 31, 2018 and 2017, respectively.

NOTE 6. OTHER RECEIVABLES

	December 31,	December 31,
	2018	2017

Staff advance	$8,307	$87,352
Loans to third parties	101,802	168,976
Deposits and others	180,521	308,736
Allowance	(108,956)	(16,326)
Other receivables, net	$181,674	$548,737

Deposits and others mainly consisted of deposits made to suppliers and service providers.

Based on the assessment of the collectability of the deposit and others as of December 31, 2018 and 2017, the Company provided $108,956 and $16,326 allowance as of December 31, 2018 and 2017, respectively.

NOTE 7. PREPAYMENTS

	December 31,	December 31,
	2018	2017

Advances to suppliers	$218,761	$37,757
Prepaid expenses	132,424	-
Prepayment	$351,185	$37,757

Prepayments consisted of advances to suppliers and prepaid expenses.

NOTE 8. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consists of the following:

	December 31,	December 31,
	2018	2017

Machinery and equipment	$328,483	$32,681
Structures	239,866	-
Furniture and office Equipment	137,621	103,870
Motor vehicles	127,238	23,442
Total	833,208	159,993
Less: accumulated depreciation	(113,931)	(51,390)
Property, plant and equipment, net	$719,277	$108,603

Depreciation expense for the years ended December 31, 2018 and 2017 was $67,881 and $24,943 respectively.

NOTE 9. ADVANCED PAYMENTS FROM CUSTOMERS

	December 31, 2018	December 31, 2017

Advanced payments from customers	$1,469,067	$929,230
Advanced payments from customers	$1,469,067	$929,230

Advanced payments from customers were payments received from customers for pre-order of elevator products.

NOTE 10. LOANS FROM THIRD PARTIES

	December 31, 2018	December 31, 2017

Loans from third parties	$-	$1,822,784
Loans from third parties	$-	$1,822,784

Loans from third parties represented loans borrowed from various third parties and repaid during 2018.

NOTE 11. ACCURED EXPENSE AND OTHER CURRENT LIABILITIES

	December 31,	December 31,
	2018	2017

Staff cost related payable	$122,687	$-
Other taxes payables	4,039	15,935
Equipment payable	127,252
Short term loan	-	1,280
Others	$507,641	$22,625
Accrued expenses and other current liabilities	761,619	39,840

Staff cost related payables are mainly consisted of employee salaries accrued and were later paid in January 2019.

As of December 31, 2018, others mainly consisted of payable of consulting fee.

NOTE 12. RELATED PARTY BALANCE AND TRANSACTIONS

a. Balances

Amount due from related parties:

	December 31,	December 31,
	2018	2017

Sichuan Shengshi Elevator Corporation Limited ()	$830,684	$304,695
Shenzhen Shengshi Hengtong Venture Capital., Ltd (ii)	-	387,809
Beijing Shengshi Elevator Corporation Limited (iii)	706,704	985,932
Former director of the Company (iv)	101,802	76,807
General manager of a related party (v)	-	10,754
Amount due from related parties	$1,639,190	$1,765,997

Amount due to related parties:

	December 31,	December 31,
	2018	2017

Sichuan Shengshi Elevator Corporation Limited (i)	$4,309	$-
Shenzhen Shengshi Hengtong Venture Capital., Ltd (ii)	-	3,790,925
Mr. Jin	1,685,514	225,180
Jin Xueyuan (iv)	-	236,566
Peng Xiaoli (v)	-	459,308
Amount due to related parties	$1,689,823	$4,711,979

____________

(i) Sichuan Shengshi Elevator Corporation Limited is held by Mr. Jin.

(ii) Shenzhen Shengshi Hengtong Venture Capital., Ltd is held by Mrs. Zhang Lina, one of the shareholders of Shengshi International (the ultimate shareholder of the Company).

(iii) Beijing Shengshi Elevator Corporation Limited is held by Mr. Jin.

(iv) Jin Xueyuan is the former director of the Company.

(v) Peng Xiaoli is the general manager of a related party, Shenzhen Frank Equity Investment Co., Ltd.

b. Transactions

	Years ended December 31,
	2018	2017

The Company advanced to related parties for daily operation (1)	-	1,701,137
Repayment from related parties for the advanced daily payments (2)	$34,033	$-
Loans from related parties (3)	1,535,480	4,049,743
Repayment of loans to related parties (4)	4,417,047	85,059
Sales to related parties (5)	$162,014	$-

1. Advance to related parties for daily operation

During years ended December 31, 2018 and 2017, advance to related parties for daily operation in the amount of $nil and 1,701,137, respectively

2. Repayment from related parties for the advanced daily payments

During years ended December 31, 2018 and 2017, related parties repaid for the advanced daily payments in the amount of $34,033 and $nil, respectively

3. Loans from related parties

During years ended December 31, 2018 and 2017, loans from related parties totaled $1,535,480 and $4,049,743, respectively.

4. Repayment of loans to related parties

During years ended December 31, 2018 and 2017, repayment of loans to related parties totaled $4,417,047 and $85,059, respectively.

5. Sales to related parties

During years ended December 31, 2018 and 2017, the Company’s sales to related parties totaled $162,014 and $nil respectively.

NOTE 13. TAXATION

Income Tax

The Company’s operating subsidiaries were incorporated in the PRC, are governed by the income tax law of the PRC and is subject to PRC enterprise income tax (“EIT”). The EIT rate of PRC is 25%, which applied to both domestic and foreign invested enterprises. During year ended December 31, 2018 and 2017, the Company and its subsidiary have incurred a net operating loss of $5,599,452 and $2,778,812, respectively. As a result, the Company and its subsidiary did not incur any EIT during the two reported tax years.

Deferred Tax

Realization of the net deferred tax assets is dependent on factors including future reversals of existing taxable temporary differences and adequate future taxable income, exclusive of reversing deductible temporary differences and tax loss or credit carry forwards. The Company evaluates the potential realization of deferred tax assets on an entity-by-entity basis. As of December 31, 2018 and 2017, valuation allowances were provided against deferred tax assets in entities where it was determined it was more likely than not that the benefits of the deferred tax assets will not be realized. The Company had deferred tax assets as of December 31, 2018 and 2017, which can be carried forward to offset future taxable income. The management determines it is more likely than not that these deferred tax assets could not be recognized, so full allowances were provided as of December 31, 2018 and 2017. The operating loss generated from tax year ending December 31, 2018 and 2017 carry forward incurred by the Company and subsidiary that will expire in year 2023 and 2022, respectively. The Company maintains a full valuation allowance against its deferred tax assets, since due to uncertainties surrounding future utilization, the Company estimates there will not be sufficient future earnings to utilize its deferred tax assets.

The Company’s deferred tax assets were as follows:

	December 31, 2018	December 31, 2017

Tax effect of net operating losses carried forward	$2,451,198	$1,051,335
Valuation allowance	(2,451,198)	(1,051,335)
Deferred tax assets, net	$-	$-

There were no uncertain tax positions as of December 31, 2018 and 2017 and the Company does not believe that this will change over the next twelve months.

NOTE 14. COMMITMENT

Operating lease

The Company leases equipment and office premises under various non-cancelable operating lease agreements. The rental expense for the years ended December 31, 2018 and 2017 was $170,491 and $151,561, respectively. All leases are on a fixed repayment basis. None of the leases include contingent rentals.

Minimum future commitments under these agreements as of March 31, 2019 are as follows:

Lease Commitment
Year ending December 31,
2019	$444,205
2020	362,764
2021	120,921
Total	$927,890

The Company has no pending litigation as of December 31, 2018.

NOTE 15. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the consolidated financial statements were issued. The Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements

 Shengshi International Holding Co., Ltd. and Subsidiaries

Condensed Consolidated Financial Statements

Six Months Period Ended June 30, 2019 and 2018

Shengshi International Holding Co., Ltd.

Condensed Consolidated Balance Sheets

(Amounts in US$)

	June 30,	December 31,
	2019	2018
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$669,486	$177,566
Accounts receivable, net	57,893	144,704
Due from related parties	-	1,639,190
Other receivables, net	208,295	181,674
Prepayments	266,792	351,185
Inventories	39,523	18,464
Total current assets	1,241,989	2,512,783
Non-current assets
Property, plant and equipment, net	692,207	719,277
Total non-current assets	692,207	719,277
Total assets	$1,934,196	$3,232,060

Liabilities and Equity
Current Liabilities
Accounts payable	$43,593	$42,084
Advanced payments from customers	1,301,940	1,469,067
Amount due to related parties	2,651,664	1,689,823
Accrued expenses and other liabilities	613,554	761,619
Total current liabilities	4,610,751	3,962,593
Total liabilities	4,610,751	3,962,593

Shareholders’ Deficit
Additional paid in capital	8,768,043	8,768,043
Retained deficit	(11,777,609)	(9,804,790)
Accumulated other comprehensive income	333,011	306,214
Total Shareholders’ Deficit	(2,676,555)	(730,533)
Total liabilities and shareholders’ deficit	$1,934,196	$3,232,060

See accompanying notes to the condensed consolidated financial statements.

Shengshi International Holding Co., Ltd.

Condensed Consolidated Statements of Operation and Comprehensive Loss

(Unaudited)

(Amounts in US$)

	Six Months Ended	Six Months Ended
	June 30,	June 30,
	2019	2018
Net revenue
Product sales to related parties	$-	$-
Total net revenue	-	-

Cost of revenue
Cost of product sales – related parties	-	-
Total cost of revenue	-	-
Gross profit	-	-

Operating expenses:
Selling and marketing expenses	75,427	169,358
General and administrative expenses	1,149,841	821,699
Research and development expenses	821,613	836,115
Total operating expenses	2,046,867	1,827,172

Loss from Operations	(2,046,867)	(1,827,172)

Other income (expenses)	74,048	(219,680)

Loss before income taxes	(1,972,819)	(2,046,852)
Income tax expense	-	-
Net loss	(1,972,819)	(2,046,852)
Other comprehensive income
Foreign currency translation gain, net of nil income taxes	26,797	141,494
Comprehensive loss	$(1,946,022)	$(1,905,358)

See accompanying notes to the condensed consolidated financial statements.

Shengshi International Holding Co., Ltd.

Unaudited Condensed Consolidated Statements of Changes in Shareholders’ Equity

(Amounts in US$)

Six months ended June 30, 2019

	Additional paid in capital	Retained deficit	Accumulated other comprehensive income (loss)	Total Equity
Balance, January 1, 2019	$8,768,043	$(9,804,790)	$306,214	$(730,533)
Net loss	-	(1,972,819)	-	(1,972,819)
Foreign currency translation adjustment	-	-	26,797	26,797
Balance, June 30, 2019	$8,768,043	$(11,777,609)	$333,011	$(2,676,555)

Six months ended June 30, 2018

	Additional paid in capital	Retained deficit	Accumulated other comprehensive loss	Total Equity
Balance, January 1, 2018	$230,187	$(4,205,338)	$(85,847)	$(4,060,998)
Net loss	-	(2,046,852)	-	(2,046,852)
Foreign currency translation adjustment	-	-	141,494	141,494
Balance, June 30, 2018	$230,187	$(6,252,190)	$55,647	$(5,966,356)

See accompanying notes to the condensed consolidated financial statements.

Shengshi International Holding Co., Ltd.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended	Six Months Ended
	June 30,	June 30,
	2019	2018
Cash Flows From Operating Activities
Net loss	$(1,972,819)	$(2,046,852)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	56,431	23,394
Reversal of allowance for doubtful accounts	(442)	-
Changes in operating assets and liabilities:
Accounts receivable	88,485	-
Other receivables	(26,952)	321,550
Prepayments	85,634	(574,940)
Amount due from related parties	1,662,227	(2,007,088)
Inventories	(21,347)	-
Accounts payable	1,522	(228)
Advanced payments from customers	(169,744)	750,200
Amount due to related parties	2,198,855	-
Other taxes payable	914	(5,053)
Accrued expenses and other current liabilities	(24,972)	159,803
Net cash provided by (used in) operating activities	1,877,792	(3,379,214)

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(155,054)	(122,159)
Net cash used in investing activities	(155,054)	(122,159)

Cash Flows From Financing Activities
Loans from related parties		1,496,787
Repayment of loans to related parties	(1,224,044)	(166,636)
Borrowings from third parties	-	2,694,302
Repayment of short term loan	-	(1,090)
Net cash (used in) provided by financing activities	(1,224,044)	4,023,363

Effect of exchange rate fluctuation on cash and cash equivalents	(6,774)	(35,229)

Net increase in cash and cash equivalents	491,920	486,760
Cash and cash equivalents, beginning of period	177,566	982,563
Cash and cash equivalents, end of period	$669,486	$1,469,323

Supplemental disclosure information:
Cash paid for income tax expense	$-	$-
Cash paid for interest expense	$-	$235,038

See accompanying notes to the condensed consolidated financial statements.

Shengshi International Holding Co., Ltd.

Notes to Unaudited Condensed Consolidated Financial Statements

(Amounts in US$ unless otherwise noted)

NOTE 1. DESCRIPTION OF BUSINESS AND ORGANIZATION

Shengshi International Holding Co., Ltd. (the “Company” or “Shengshi International”), was incorporated in the Cayman Islands on October 19, 2018.

Shengshi Shengshun (Hong Kong) Co., Ltd. (“Shengshi Hong Kong”), was established in Hong Kong Special Administrative Region of the People’s Republic of China (the “PRC”) on September 18, 2018.

Shengshi Yinghe (Shenzhen) Technology Co. Ltd. was established as a wholly foreign owned enterprise on November 08, 2018 in Shenzhen City, Guangdong province, under the laws of the PRC.

Shenzhen Shengshi Elevator Co., Ltd. (“Shenzhen Shengshi”), was incorporated on April 2, 2014 registered in Shenzhen City, Guangdong province, under the laws of the PRC. The Company was established by Mr. Xukai Jin, the founder, president, chairman, chief designer, and the controlling shareholder.

Shenzhen Shengshi focuses on elevator technology research and development, sales, maintenance and installation. The company’s flagship product is an elevator adopts the technical principle of the world’s first “An embedded open nut track lifting system” and represents a brand-new product direction and industrial innovation.

Sichuan Shengshi Elevator Technology Co., Ltd. (“Sichuan Shengshi”), was incorporated on July 13, 2018 registered in Chengdu city, Sichuan province, under the laws of the PRC, a wholly owned subsidiary of Shenzhen Shengshi. Sichuan Shengshi has the same business scope and offers similar products and services as the parent company.

The Company’s subsidiaries are summarized as follows:

Name of the subsidiary	Place and date of incorporation	Principal activities

Shengshi International Holding Co., Ltd.	Cayman Islands, October 19, 2018	Investment holding company

Shengshi Shengshun (Hong Kong) Co., Ltd.	Hong Kong, September 18, 2019	Investment holding company

Shengshi Yinghe (Shenzhen) Technology Co. Ltd.	PRC, November 8, 2018	Investment holding company

Shenzhen Shengshi Elevator Co., Ltd.	PRC, April 2, 2014	Elevator technology research and development, sales, maintenance and installation

Sichuan Shengshi Elevator Technology Co., Ltd.	PRC, July 13, 2018	Elevator technology research and development, sales, maintenance and installation

NOTE 2. GOING CONCERN

As of June 30, 2019, the Company had $669,486 in cash and cash equivalents. The Company has net loss of $1,722,833 for the six months ended June 30, 2019. This factor raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s principal sources of liquidity have been cash provided by operating activities, as well as support from related parties. The Company’s operating results for future periods are subject to numerous uncertainties and it is uncertain if the Company will be able to maintain profitability and continue growth for the foreseeable future. If management is not able to increase revenue and/or manage operating expenses in line with revenue forecasts, the company may not be able to maintain profitability.

The Company will focus on improving operation efficiency and cost reduction, developing core cash-generating business and enhancing marketing function. Actions include developing more customers, as well as create synergy of the Company’s resources.

The Company believes that available cash and cash equivalents, the cash provided by operating activities, together with actions as developing more customers and create synergy of the Company’s resources, should enable the Company to meet presently anticipated cash needs for at least the next 12 months after the date that the financial statements are issued and the Company has prepared the consolidated financial statements on a going concern basis. If the Company encounters unforeseen circumstances that place constraints on its capital resources, management will be required to take various measures to conserve liquidity, which could include, but not necessarily be limited to, obtaining financial support from related parties and controlling overhead expenses. Management cannot provide any assurance that the Company will raise additional capital if needed.

NOTE 3. SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of preparation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied.

b.	Principles of consolidation

The consolidated financial statements include the financial statements of the Company, and its subsidiaries. All inter-company transactions and balances have been eliminated upon consolidation.

c.	Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates. Significant items subject to such estimates and assumptions include valuation of inventory, and recoverability of carrying amount and the estimated useful lives of long-lived assets.

d.	Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, cash in bank with no restrictions, as well as highly liquid investments which are unrestricted as to withdrawal or use, and which have remaining maturities of three months or less when initially purchased.

e.	Accounts receivable

Accounts receivables are stated at the amount the Company expect to collect. An allowance for doubtful accounts is recorded based on a combination of historical experience and information on customer accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company have historically experienced little, if any, uncollectible receivables to date.

f.	Inventory

Shenzhen Shengshi carries no inventories as of June 30, 2019 and December 31, 2018.

Sichuan Shengshi values its inventories at the lower of cost or net realizable value.

Inventories consist of mainly raw materials that are to be used in the maintenance of elevators.

Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, the inventories are written down to net realizable value. Any idle facility costs or excessive spoilage are recorded as current period charges.

Sichuan Shengshi had no impairment charges for the six months ended June 30, 2019 and 2018.

g.	Research and development expenditures

Research and development expenditures include salaries, wages and other costs of personnel engaged in research and development, costs of services performed by others for research and development on our behalf are expensed when incurred. The Company is currently in the early stage of elevator product development and incurs significant amount of research and development costs.

h.	Property, plant and equipment, net

Shenzhen Shengshi’s property and equipment are recorded at cost less accumulated depreciation with no residual value.

Sichuan Shengshi’s property and equipment are recorded at cost less accumulated depreciation with 5% residual value. Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets:

Machinery and equipment	3-11 years
Structures	20 years
Furniture and office equipment	3-10 years
Motor vehicles	4-8 years

When office equipment and electronic devices are retired or otherwise disposed of, resulting gain or loss is included in net income or loss in the year of disposition for the difference between the net book value and proceeds received thereon. Maintenance and repairs which do not improve or extend the expected useful lives of the assets are charged to expenses as incurred.

Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful life of the asset or the remaining lease term. Depreciation for equipment commences once it is placed in service and depreciation for buildings and amortization of leasehold improvements commences once they are ready for our intended use.

i.	Revenue recognition

The Company adopted ASC Topic 606, “Revenue from Contracts with Customers”, applying the modified retrospective method.

In accordance with ASC Topic 606, revenues are recognized when control of the promised goods or services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. In determining when and how much revenue is recognized from contracts with customers, the Company performs the following five-step analysis: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; (5) recognize revenue when (or as) the entity satisfies a performance obligation.

The Company’s contract with customers do not include significant financing component and any variable consideration.

The Company does not believe that significant management judgements are involved in revenue recognition, but the amount and timing of the Company’s revenues could be different for any period if management made different judgments or utilized different estimates. Generally, the Company recognizes revenue under ASC Topic 606 for its performance obligation.

The sales of elevators are derived principally from providing elevators to customers, the Company recognizes revenue upon the delivery of products to the customers, which is when the goods delivered to the users’ designated address and it is probable that the Company will collect the payments.

j.	Advertising, Sales and Marketing Costs

Advertising, sales and marketing costs consist primarily of costs for the promotion of corporate image and product marketing. The Company expensed all marketing and advertising costs as incurred.

k.	Income taxes

The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, the provision for income taxes represents income taxes paid or payable (or received or receivable) for the current year plus the change in deferred taxes during the year. Deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid, and result from differences between the financial and tax bases of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when enacted.

Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. In evaluating the need for a valuation allowance, management considers all potential sources of taxable income, including income available in carryback periods, future reversals of taxable temporary differences, projections of taxable income, and income from tax planning strategies, as well as all available positive and negative evidence. Positive evidence includes factors such as a history of profitable operations, projections of future profitability within the carryforward period, including from tax planning strategies, and the Company’s experience with similar operations. Existing favorable contracts and the ability to sell products into established markets are additional positive evidence. Negative evidence includes items such as cumulative losses, projections of future losses, or carryforward periods that are not long enough to allow for the utilization of a deferred tax asset based on existing projections of income. Deferred tax assets for which no valuation allowance is recorded may not be realized upon changes in facts and circumstances, resulting in a future charge to establish a valuation allowance.

Tax benefits related to uncertain tax positions taken or expected to be taken on a tax return are recorded when such benefits meet a more likely than not threshold. Otherwise, these tax benefits are recorded when a tax position has been effectively settled, which means that the statute of limitation has expired or the appropriate taxing authority has completed their examination even though the statute of limitations remains open. Interest and penalties related to uncertain tax positions are recognized as part of the provision for income taxes and are accrued beginning in the period that such interest and penalties would be applicable under relevant tax law until such time that the related tax benefits are recognized.

l.	Value added taxes (“VAT”)

Before May 1, 2018, the Company was subject to VAT at the rate of 17% on sales of its products. The PRC government has announced VAT reduction and tax rate of product sales has been adjusted to 16% from 17%, which was effected in May 2018. Therefore, on and after May 1, 2018, sales for certain products that applied 17% tax rate before May 1, 2018 applied 16% tax rate after May 1, 2018, the Company is subject to VAT at the rate of 16% on sales of its products. In 2019, the PRC government has announced another round of VAT reduction, which was effected from April 2019. Therefore, on and after April 1, 2019, the Company is subject to VAT at the rate of 13% on sales of its products. The Company is also subject to surcharges, which includes urban maintenance and construction taxes and additional education fees on VAT payable in accordance with PRC law. The surcharges are at the rate of 12% of the VAT payable, depending on which tax jurisdiction the Company’s PRC operating entities operate in.

m.	Related parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

n.	Comprehensive Income

Comprehensive income is defined as the change in equity of the Company during a period from transactions and other events and circumstances excluding those resulting from investments by and distributions to shareholders. Accumulated other comprehensive income (loss), as presented on the accompanying consolidated balance sheets, only consists of cumulative foreign currency translation adjustment.

o.	Fair Value Measurements

The Company’s financial instruments are accounted for at fair value on a recurring basis. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The three levels of the fair value hierarchy are described below:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no transfers between level 1, level 2 or level 3 measurements for the six month ended June 30, 2019 and year ended December 31, 2018.

As of June 30, 2019 and December 31, 2018, none of the Company’s nonfinancial assets or liabilities was measured at fair value on a nonrecurring basis.

The carrying values of the Company’s financial assets and liabilities, including cash and cash equivalents, accounts receivables, salary payable and accounts payable, are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available.

NOTE 4. SIGNIFICANT RISKS

Foreign currency risk

The Company’s operations are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment, and foreign currency exchange. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC, and by changes in governmental policies or interpretations with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Credit risk

Credit risk is one of the most significant risks for the Company’s business. Credit risk exposures arise principally in lending activities which is an off-balance sheet financial instrument.

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivables. The Company places its cash and cash equivalents with financial institutions, which management believes are of high-credit ratings and quality.

The Company conducts credit evaluations of customers and generally does not require collateral or other security from its customers.

Concentration risk

Under PRC regulations, each bank account is insured by People’s bank of China with the maximum amount of RMB 500,000. The cash and cash equivalents balance held in the PRC bank accounts was $669,486 and $177,566 as of June 30, 2019 and December 31, 2018, respectively.

For the six months ended June 30, 2019 and 2018, all of the Company’s assets were located in the PRC.

Customers with accounts receivable balances over 10% of the Company’s total net accounts receivable:

	June 30,	December 31,
	2019	2018

Customer A	-%	60%
Customer B	100%	40%

NOTE 5. ACCOUNTS RECEIVABLE, NET

	June 30,	December 31,
	2019	2018
	(unaudited)
Accounts receivable	$58,184	$145,431
Allowance	(291)	(727)
Accounts receivable, net	$57,893	$144,704

All of the accounts receivable are non-interest bearing. Based on the assessment of the collectability of the accounts receivable as of June 30, 2019 and December 31, 2018, the Company provided $291 and $727 allowance as of June 30, 2019 and December 31, 2018, respectively.

NOTE 6. OTHER RECEIVABLES, NET

	June 30,	December 31,
	2019	2018
	(unaudited)
Staff advance	$10,837	$8,307
Loans to third parties	101,823	101,802
Deposits and others	204,613	180,521
Allowance	(108,978)	(108,956)
Other receivables, net	$208,295	$181,674

Deposits and others mainly consisted of deposits made to suppliers and service providers.

Based on the assessment of the collectability of the deposit and others as of June 30, 2019 and December 31, 2018, the Company provided $108,978 and $108,956 allowance as of June 30, 2019 and December 31, 2018, respectively.

NOTE 7. PREPAYMENTS

	June 30,	December 31,
	2019	2018
	(unaudited)
Prepayments for inventory purchase	$139,526	$218,761
Prepaid service fee and others	127,266	132,424
Prepayment	$266,792	$351,185

Prepayments consisted of advances to suppliers and prepaid expenses.

NOTE 8. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consists of the following:

	June 30,	December 31,
	2019	2018
	(unaudited)
Machinery and equipment	$328,551	$328,483
Structures	239,915	239,866
Furniture and office Equipment	157,324	137,621
Motor vehicles	127,264	127,238
Total	853,054	833,208
Less: accumulated depreciation	(169,615)	(113,931)
Construction in progress	8,768	-
Property, plant and equipment, net	$692,207	$719,277

Depreciation expense for the six months ended June 30, 2019 and 2018 was $56,431 and $23,394, respectively.

NOTE 9. ADVANCED PAYMENTS FROM CUSTOMERS

	June 30, 2019	December 31, 2018

Advanced payments from customers	$1,301,940	$1,469,067
Advanced payments from customers	$1,301,940	$1,469,067

Advanced payments from customers were payments received from customers for pre-order of elevator products.

NOTE 10. ACCURED EXPENSE AND OTHER CURRENT LIABILITIES

	June 30,	December 31,
	2019	2018

Staff cost related payable	$131,174	$122,687
Other taxes payables	4,941	4,039
Equipment payable	2,787	127,252
Others	$474,652	$507,641
Accrued expenses and other current liabilities	613,554	761,619

Staff cost related payables are mainly consisted of employee salaries accrued.

As of June 30, 2019 and December 31, 2018, others mainly consisted of payable of consulting fee.

NOTE 11. RELATED PARTY BALANCE AND TRANSACTIONS

a. Balances

Amount due from related parties:

	June 30,	December 31,
	2019	2018

Sichuan Shengshi Elevator Corporation Limited (i)	$-	$830,684
Beijing Shengshi Elevator Corporation Limited (ii)	-	706,704
Former director of the Company (iii)	-	101,802
Amount due from related parties	$-	$1,639,190

Amount due to related parties:

	June 30,	December 31,
	2019	2018

Sichuan Shengshi Elevator Corporation Limited (i)	$4,310	$4,309
Beijing Shengshi Elevator Corporation Limited (ii)	2,168,822	-
Mr. Jin	478,532	1,685,514
Amount due to related parties	$2,651,664	$1,689,823

(i) Sichuan Shengshi Elevator Corporation Limited is held by Mr. Jin.

(ii) Beijing Shengshi Elevator Corporation Limited is held by Mr. Jin.

(iii) Jin Xueyuan is the former director of the Company.

b. Transactions

	Six months ended June 30,
	2019	2018

Repayment from related parties for the advanced daily payments (1)	$1,662,227	-
Advance to related parties for daily operation (2)	$-	$2,007,088
Advanced elevator products payments from a related party (3)	$2,198,855	-
Loans from related parties (4)	$-	$1,496,787
Repayment of loans to related parties (5)	$1,224,044	$166,636

1. Repayment from related parties for the advanced daily payments

During the six months ended June 30, 2019 and 2018, related parties repaid for the advance daily payments in the amount of $1,662,227 and $nil, respectively.

2. Advance to related parties for daily operation

During the six months ended June 30, 2019 and 2018, advance to related parties for daily operation in the amount of $nil and $2,007,088, respectively.

3. Advanced elevator products payments from a related party

During the six months ended June 30, 2019 and 2018, advanced payments from a related party in the amount of $2,198,855 and $nil, respectively.

4. Loans from related parties

During the six months ended June 30, 2019 and 2018, the Company obtained loans from related parties in the amount of $nil and $1,496,787, respectively.

5. Repayment of loans to related parties

During the six months ended June 30, 2019 and 2018, the Company repaid loans to related parties in the amount of $1,224,044 and $166,636, respectively.

NOTE 12. TAXATION

Income Tax

The Company and its subsidiary was incorporated in the PRC, are governed by the income tax law of the PRC and is subject to PRC enterprise income tax (“EIT”). The EIT rate of PRC is 25%, which applied to both domestic and foreign invested enterprises. During the six months ended June 30, 2019 and 2018, the Company and its subsidiary have incurred a net operating loss of $1,972,819 and $2,046,852, respectively. As a result, the Company and its subsidiary did not incur any EIT during the six months ended June 30, 2019 and 2018.

Deferred Tax

Realization of the net deferred tax assets is dependent on factors including future reversals of existing taxable temporary differences and adequate future taxable income, exclusive of reversing deductible temporary differences and tax loss or credit carry forwards. The Company evaluates the potential realization of deferred tax assets on an entity-by-entity basis. As of June 30, 2019 and December 31, 2018, valuation allowances were provided against deferred tax assets in entities where it was determined it was more likely than not that the benefits of the deferred tax assets will not be realized. The Company had deferred tax assets as of June 30, 2019 and December 31, 2018, which can be carried forward to offset future taxable income. The management determines it is more likely than not that these deferred tax assets could not be recognized, so full allowances were provided as of June 30, 2019 and December 31, 2018. The Company maintains a full valuation allowance against its deferred tax assets, since due to uncertainties surrounding future utilization, the Company estimates there will not be sufficient future earnings to utilize its deferred tax assets.

The Company’s deferred tax assets were as follows:

	June 30, 2019	December 31, 2018

Tax effect of net operating losses carried forward	$2,944,402	$2,451,198
Valuation allowance	(2,944,402)	(2,451,198)
Deferred tax assets, net	$-	$-

There were no uncertain tax positions as of June 30, 2019 and December 31, 2018 and the Company does not believe that this will change over the next twelve months.

NOTE 13. COMMITMENT

Operating lease

The Company leases equipment and office premises under various non-cancelable operating lease agreements. All leases are on a fixed repayment basis. None of the leases include contingent rentals.

Minimum future commitments under these agreements as of June 30, 2019 are as follows:

Lease Commitment
(unaudited)
Six months ending December 31,
2019	$201,783
Year ending December 31,
2020	362,838
2021	120,946
Total	$685,567

The Company has no pending litigation as of June 30, 2019.

NOTE 14. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the consolidated financial statements were issued. The Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

Item 9.01 (b) Pro forma financial information. The pro forma financial information required by this Item 9.01(b) will be filed by amendment to this Current Report no later than 4 business days from the date hereof.

Pro Forma Combined Financial Statements

The following pro forma balance sheet has been derived from the balance sheet of Shengshi Elevator International Holding Group Inc. at June 30, 2019, and adjusts such information to give the effect of the acquisition of Shengshi International Holding Co., Ltd., a Cayman Islands corporation, as if the acquisition had occurred at June 30, 2019. The following pro forma EPS statement has been derived from the income statement of Shengshi International Holding Co., Ltd. and adjusts such information to give the effect that the acquisition by Shengshi Elevator International Holding Group Inc. at December 31, 2018 and June 30, 2019, respectively. The pro forma balance sheet and EPS statement is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at June 30, 2019 or December 31, 2018.

PRO FORMA COMBINED BALANCE SHEET

(Unaudited)

	Shengshi International Holding Co., Ltd. June 30, 2019 (US$) (Unaudited)	Shengshi Elevator International Holding Group Inc. June 30, 2019 (US$)	Adjustments		Pro Forma
Assets
Current assets
Cash and cash equivalents	669,486	408			69,894
Accounts receivable, net	57,893	-	-		57,893
Due from related parties	-	-	-		-
Other receivables, net	208,295	-	-		208,295
Prepayments	266,792	10,000	-		276,792
Inventories	39,523	-	-		39,523
Total current assets	1,241,989	10,408	-		1,252,397
Non-current assets
Property, plant and equipment, net	692,207	3,734	(3,734)	A	692,207
Total non-current assets	692,207	3,734	(3,734)		692,207
Total assets	1,934,196	14,142	(3,734)		1,944,604

Liabilities and Equity
Current liabilities
Accounts payable	43,593	484	(484)	A	43,593
Advanced payments from customers	1,301,940	-	-		1,301,940
Amount due to related parties	2,651,664	26,148	(26,148)	A	2,651,664
Accrued expenses and other liabilities	613,554	-	-		613,554
Total current liabilities	4,610,751	26,632	(26,632)		4,610,751
Total liabilities	4,610,751	26,632	(26,632)		4,610,751

Shareholders’ Deficit
Common stock, $0.001 par value, 1,000,000,000 shares authorized; 603,970,000 shares issued and outstanding	-	3,970	600,000	B	603,970
Additional paid in capital	8,768,043	28,130	(621,692)	B	8,174,481
Retained deficit	(11,777,609)	(44,590)	44,590	B	(11,777,609)
Accumulated other comprehensive income (loss)	333,011	-	-		333,011
Total Shareholders’ Deficit	(2,676,555)	(12,490)	(22,898)		(2,666,147)
Total liabilities and shareholders’ deficit	1,934,196	14,142	(3,734)		1,944,604

PRO FORMA EPS (UNAUDITED)

	Shengshi International Holding Co., Ltd. Year Ended	Shengshi International Holding Co., Ltd. Six months Ended
	December 31,	June 30,
	2018 (Unaudited)	2019 (Unaudited)
Net loss	$(5,599,452)	$(1,972,819)
Other comprehensive income
Foreign currency translation gain, net of nil income taxes	392,061	26,797
Comprehensive loss	$(5,207,391)	$(1,946,022)

Net loss per share
Basic and diluted	(0.009)	(0.003)
Weighted average shares outstanding
Basic and diluted	603,970,000	603,970,000

Unaudited Notes to Pro Forma Combined Financial Statements

On August 29, 2019, Jun Chen, Galem Group, Inc., and Emiliya Galfinger entered into a Stock Purchase Agreement. As a result of a private transactions, 3,000,000 shares of common stock of Galem Group, Inc., were transferred from Emiliya Galfinger to Jun Chen. As a result, Mr. Jun Chen became a 75.57% holder of the voting rights of the issued and outstanding share capital of the Company on a fully-diluted basis of the Company, and became the controlling shareholder.

On September 5, 2019, Galem Group Inc., amended its articles of incorporation to change its name to Shengshi Elevator International Holding Group Inc.

On September 25, 2019, Mr. Jun Chen stepped down as the sole officer and director of the Company and Mr. Jin Xukai was appointed as the sole officer and director. On September 27, 2019, Shengshi Elevator International Holding Group Inc. amended its articles of incorporation to increase its authorized shares of common stock to 1,000,000,000.

On September 30, 2019, Shengshi International Holdings Co., Ltd., shareholders of Shengshi International Holdings Co., Ltd., Shengshi Elevator International Holding Group Inc. and Jun Chen, the majority shareholder of Shengshi Elevator International Holding Group Inc. entered into a Share Exchange Agreement (the “Share Exchange”). Pursuant to the terms of the Exchange Agreement, Shengshi Elevator International Holding Group Inc. owned 100% equity interest of Shengshi International Holdings Co., Ltd. The shareholders acquired 600,000,000 shares of Shengshi Elevator International Holding Group Inc.’s outstanding shares, which were issued on October 1, 2019.

Immediately prior to the Share Exchange, 3,970,000 shares of our outstanding common stock of Shengshi Elevator International Holding Group Inc. were issued.

As a result, the transaction was regarded as a reverse acquisition whereby Shengshi International was considered to be the accounting acquirer as it retained control of Shengshi Elevator International Holding Group Inc. after the share exchange.

All amounts of Shengshi Elevator International Holding Group Inc.’s non-current assets and liabilities were reversed as these assets and liabilities assumed by Shengshi International Holdings Co., Ltd. in the reverse merger were $0.

The consolidated financial statements reflect all predecessor statements of income and cash flow activities and include the accounts of Shengshi International Holdings Co., Ltd.. Shengshi International Holdings Co., Ltd. (and its historical financial statements) is the continuing entity for financial reporting purposes.

The preceding unaudited pro forma combined balance sheet represents the combined financial position as of June 30, 2019, as if the reverse merger acquisition occurred on June 30, 2019.

The unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the reverse acquisition of Shengshi International Holdings Co., Ltd. had been consummated as of the beginning of the period indicated, nor is necessarily indicative of the resulted of future operations.

Assumptions and Adjustments:

A) Per the terms of the Share Exchange, Shengshi Elevator International Holding Group Inc. was delivered with zero non-current assets and liabilities at time of closing;

B) At closing and pursuant to the Share Exchange, 600,000,000 new common stock shares were issued;

(d) Exhibit

Exhibit No.	Description
3.1	Articles of Incorporation of Shengshi Elevator International Holding Group Inc.*
3.2	Restated Bylaws of Shengshi Elevator International Holding Group Inc.
3.3	Amendment of Articles of Incorporation of Shengshi Elevator International Holding Group Inc.
10.1	Share Exchange Agreement
10.2	Employment Contract of Jin Xukai
10.3	Employment Contract of Zhang Baozhu
10.4	Employment Contract of Song Wanfeng
10.5	Labor Contract
10.6	Leasing Contract
99.1	Shengshi Safe Elevator Brochure
99.2	Intellectual Property List

*    Incorporated by reference to the Registration Statement on Form S-1, filed on September 13, 2016.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHENGSHI ELEVATOR INTERNATIONAL HOLDING GROUP INC.

Date: October 2, 2019	/s/ Xukai Jin
	By:	Xukai Jin, Chief Executive Officer